SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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GREEN MOUNTAIN COFFEE ROASTERS, INC.

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GREEN MOUNTAIN COFFEE ROASTERS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

Thursday, March 13, 2008

To Our Stockholders:

The Annual Meeting of Stockholders of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company” or “GMCR, Inc.”), will be held at the Company’s offices located at 81 Demeritt Place, Waterbury, Vermont (directions enclosed) on March 13, 2008 at 10:00 AM for the following purposes:

1.	To elect three Class III Directors of the Company to serve a three-year term until the Company’s Annual Meeting in 2011 and until the election and qualification of their respective successors;

2.	To consider and vote upon a proposal to amend the Company’s 2006 Incentive Plan to increase the number of shares of common stock available for issuance by 700,000 shares;

3.	To consider and vote upon a proposal to adopt, for purposes of complying with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the Senior Executive Officer Short Term Incentive Plan; and

4.	To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

The Board has fixed the close of business on January 18, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those stockholders will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours at the executive offices of the Company for a period of ten days before the Meeting.

All stockholders are cordially invited to attend the Meeting. The Company’s Proxy Statement is submitted herewith. The Annual Report for the fiscal year ended September 29, 2007 is being mailed to stockholders with this Notice and Proxy Statement.

Sincerely,

/s/ Lawrence J. Blanford
Lawrence J. Blanford
President and Chief Executive Officer

Waterbury, Vermont

February 11, 2008

All stockholders are urged to attend the Meeting in person or by proxy. Whether or not you expect to be present at the Meeting, please mark, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Proxy Statement—Table of Contents

i

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the “Company” or “GMCR, Inc.”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting,” or the “Meeting”). The Annual Meeting will be held on Thursday, March 13, 2008 at 10 A.M. at the Company’s offices located at 81 Demeritt Place, Waterbury, Vermont. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of record on or about February 11, 2008.

At the Annual Meeting, stockholders will be asked to (1) elect the following nominees as Class III Directors of the Company to serve for a three-year term until the Company’s Annual Meeting in 2011 and until the election and qualification of their respective successors: Lawrence J. Blanford, David E. Moran and Michael J. Mardy; (2) consider and vote upon a proposal to amend the Company’s 2006 Incentive Plan to increase the number of shares of common stock available for issuance by 700,000 shares; (3) consider and vote upon a proposal to adopt, for purposes of complying with Section 162(m) of the Internal Revenue Code (“Section 162(m)”), the Senior Executive Officer Short Term Incentive Plan; and (4) transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The principal offices of the Company are 33 Coffee Lane, Waterbury, Vermont 05676, and the Company’s telephone number is (800) 545-2326.

Please note that all share and per share data contained in this proxy statement has been adjusted to reflect the 3-for-1 stock split effected on July 27, 2007.

VOTING

To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

As of the close of business on January 18, 2008 the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, 23,801,474 shares of the Company’s common stock, par value $0.10 per share, were outstanding. The presence in person or by proxy of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Each stockholder is entitled to one vote for each share of common stock held as of the record date. Stockholders may not cumulate votes for the election of directors. Directors are elected by plurality vote. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval has been obtained, but are counted for quorum purposes.

If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his or her discretion, vote for another person as director or vote to reduce the number of directors to less than eight, as the Board may recommend.

SOLICITATION AND REVOCATION OF PROXIES

If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the three director nominees proposed by the Board as described herein under “Item 1—Election of Directors”, FOR the proposal to amend the Company’s 2006 Incentive Plan to increase the number of shares of common stock available for issuance by 700,000 shares as described herein under “Item 2—Proposal to Amend the Company’s 2006 Incentive Plan”, and FOR the adoption of the Senior Executive Officer Short Term Incentive Plan as described herein under “Item 3—Proposal to Adopt the Senior Executive Officer Short Term Incentive Plan”. In addition, shares represented by your proxy will be voted in the named proxies’ discretion on any matter that may properly come before the Annual Meeting. Your proxy will only be used at the Annual Meeting and any adjournments.

Once you execute and return your proxy to the Board, you may revoke or change it at any time before it is voted at the Annual Meeting by: (i) delivering a written notice of revocation to the Secretary of the Company at 33 Coffee Lane, Waterbury, Vermont 05676; (ii) delivering another signed proxy to the Secretary; or (iii) attending the Annual Meeting and voting in person.

The Company will bear the entire cost of soliciting the proxies. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance or to solicit proxies otherwise than as described.

ITEM 1: ELECTION OF DIRECTORS

The Board is currently composed of eight directors and is divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class I Directors, consisting of William D. Davis, Jules A. del Vecchio and Robert P. Stiller will expire at the 2009 Annual Meeting. The term of office for Class II Directors, consisting of Barbara D. Carlini and Hinda Miller will expire at the 2010 Annual Meeting. The term of office for the Class III Directors, Lawrence J. Blanford, David E. Moran and Michael J. Mardy, will expire at the 2008 Annual Meeting.

The Company’s bylaws provide that the number of directors of the Company may be established by resolution of the Board. As of fiscal year-end 2007, the number of directors of the Company was eight with three directors in Class I, two directors in Class II and three directors in Class III. In fiscal 2007, Lawrence J. Blanford and Michael J. Mardy were appointed as Class III directors.

At the 2008 Annual Meeting, three persons are to be elected as Class III Directors to hold a three-year term of office from the date of their election until the 2011 Annual Meeting and until their successors are duly elected and qualified. The three nominees for election as Class III Directors are Lawrence J. Blanford, David E. Moran and Michael J. Mardy, each of whom is currently a Class III Director. Each nominee has agreed to serve as a director if elected.

See the section of this Proxy Statement entitled Security Ownership of Certain Beneficial Owners and Management for information as to ownership of Company securities by nominees for director.

Information concerning the three nominees and the directors whose terms of office will continue after the 2008 Annual Meeting is set forth below.

Name	Age	Position	Director Since
Class I Directors Continuing in Office—Term Ending in 2009

William D. Davis(1)(2)	58	Director	1993
Jules A. del Vecchio	64	Director	1993
Robert P. Stiller	64	Chairman of the Board of Directors and Founder	1993

Class II Directors Continuing in Office—Term Ending in 2010

Barbara D. Carlini(1)(2)(3)	48	Director	2002
Hinda Miller(1)(2)(3)	57	Director	1999

Nominees for Election as Class III Directors—Term Ending in 2011

Lawrence J. Blanford	54	Director, President and Chief Executive Officer	2007
Michael J. Mardy(1)(2)(3)	59	Director	2007
David E. Moran(2)(3)	54	Director	1995

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Governance and Nominating Committee

Certain biographical information regarding each nominee and each director continuing in office is set forth below:

William D. Davis (Class I) is a Director and the President and Chief Executive Officer of Learning Care Group, Inc., a wholly-owned subsidiary of ABC Learning Centres of Brisbane Australia. Mr. Davis is also the Chairman of the Board of Learning Care since January 2006. Mr. Davis joined Learning Care Group in July 2002. From March 2002 to July 2002, Mr. Davis was the President and Chief Executive Officer of Tutor Time Learning Systems. Prior to that, Mr. Davis was Chief Executive Officer in a variety of specialty foods companies, including ChefExpress.net, Inc, Rondele Specialty Foods, Waterbury Holdings of Vermont, and Cabot Creamery Cooperative.

Jules A. del Vecchio (Class I) is currently a First Vice President of New York Life Insurance Company and is responsible for communications, and agent management and training. Mr. del Vecchio has been affiliated with New York Life Insurance Company since 1970.

Robert P. Stiller (Class I), founder of the Company, served as its President and Chief Executive Officer since its inception in July 1981 until May 2007. Since May 2007, Mr. Stiller has served the Company as Chairman of the Board of Directors and Founder.

Barbara D. Carlini (Class II) served as Chief Information Officer of Motorola’s Mobile Devices Division from May 2006 to January 2008. From November 2001 until March 2006, Ms. Carlini was the Chief Information Officer of Diageo, NA (formerly Guinness North America). From September 1997 to November 2001, Ms. Carlini was Senior Director of Sales and Marketing Systems at Nabisco.

Hinda Miller (Class II) is currently President of DeForest Concepts, a consulting firm specializing in small business and the promotion of women entrepreneurs, and a member of several Boards of Directors. Ms. Miller has been a Vermont State Senator since January 2003. Ms. Miller co-founded Jogbra, Inc., in 1977, the original maker of the “jogbra” women’s sports garment. Ms. Miller served as President of Jogbra, Inc., from 1977 until 1990, and continued to serve as such when the company was purchased by Playtex Apparel, Inc., in 1990. In 1991, when Playtex Apparel was sold to Sara Lee Corp., Ms. Miller continued her leadership as President until 1994. In May 1994, she became CEO of the Champion Jogbra division of Sara Lee. From January 1996 through December 1997, Ms. Miller served as Vice President of Communications for the same division.

Lawrence J. Blanford (Class III) has served as President, Chief Executive Officer and Director of the Company since May 2007. From May 2005 to October 2006, Mr. Blanford held the position of Chief Executive Officer at Royal Group Technologies Ltd., a Canadian building products and home improvements company. Prior to the Royal Group, from January 2004 to May 2005, Mr. Blanford was Founder and President of Strategic Value Consulting, LLC, a consultancy. Prior to this, from April 2001 to December 2003, Mr. Blanford was President and Chief Executive Officer of Philips Consumer Electronics North America, a division of Royal Philips Electronics NV. Previous to Philips, he held positions that included President of Maytag Appliances, President of Maytag International and Vice President of Marketing and National Account Sales for the Building Insulation Division of Johns Manville as well as various management positions earlier in his career at Procter & Gamble.

David E. Moran (Class III) has been President of Marketing Driven Solutions (MDS), a marketing consulting firm focused on driving organic growth through innovation, brand building and portfolio strategy, since June 2005. Prior to founding MDS, Mr. Moran was employed in senior management positions with management consulting companies. Mr. Moran was CEO of Fusion5 from July 1999 to June 2005, Senior Partner of the Cambridge Group from July 1992 through July 1999, and Partner at Marketing Corporation of America from July 1984 to June 1992. Earlier in his career Mr. Moran spent ten years in Brand Management at General Foods and International Playtex. While at General Foods, he was Brand Manager of several of its Maxwell House coffee brands.

Michael J. Mardy (Class III) Mr. Mardy has served as Senior Vice President and Chief Financial Officer of Tumi, Inc., a retailer of prestige luggage and business accessories, since July 2003. From 1996 to 2002, Mr. Mardy served as Executive Vice President and Chief Financial Officer of Keystone Foods LLC, a global manufacturer of food products. From 1980 to 1996, Mr. Mardy served in various positions with Nabisco, Inc., last serving as Senior Vice President and Chief Financial Officer of Nabisco Biscuit Company, a manufacturer of various food products. Mr. Mardy is also a director of CMGI, Inc., a supply chain technology company.

Mr. del Vecchio’s wife, a sister of Mr. Stiller’s wife, passed away in 2006. Except for the relationship between Messrs. Stiller and del Vecchio, none of the directors or nominees has any family relationship with any other nominee, director or officer. None of the Company’s directors or executive officers is involved in any material legal proceeding against the Company.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES TO THE BOARD OF DIRECTORS UNDER THIS PROPOSAL.

GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of the Company met four times in fiscal 2007. During that year each of the directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he or she was a member. Following the 2008 Annual Meeting, provided that the nominees, David E. Moran and Michael J. Mardy, are re-elected to the Board, the Board has determined that a majority of the directors will be independent as required by the NASDAQ Marketplace Rules (the “NASDAQ Rules”). The Board has affirmatively determined by resolution that directors (or nominees) Davis, Carlini, Mardy, Miller and Moran are independent within the meaning of Rule 4200(a)(15) of the NASDAQ Rules. During fiscal 2007 the independent directors attended four special executive session meetings in which no other directors were present.

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meeting of Stockholders, it encourages directors to attend and historically more than a majority have done so. All members of the Board who were members on March 15, 2007, the date of the last annual meeting of stockholders, attended the meeting.

Historically, the Company has not adopted a formal process for stockholder communications with the Board. In view of the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

Governance and Nominating Committee. The principal function of the Board’s standing Governance and Nominating Committee is (i) to review and recommend qualified candidates to the Board for nomination for election to the Board, and (ii) to review, evaluate and report to the Board on the corporate governance principles applicable to the Company. Directors Carlini, Mardy, Miller (Chairperson) and Moran constituted this committee in fiscal 2007. Each of these directors is considered an independent director as prescribed by the NASDAQ Rules. The committee met five times in fiscal 2007.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. Recommendations may be sent to the Governance and Nominating Committee c/o Frances G. Rathke, Secretary, Green Mountain Coffee Roasters, Inc., 33 Coffee Lane, Waterbury, VT 05676.

The Board has adopted a charter for the Governance and Nominating Committee. The Governance and Nominating Committee Charter is posted on the Company’s website. The Internet address for the Company’s website is http://www.GreenMountainCoffee.com and the Governance and Nominating Committee Charter may be found as follows:

1.	From the Company’s home page, first click on “Investor Services.”

2.	Next, under the heading Committee Charters click on “Governance and Nominating Charter.”

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Historically, the Company has not had a formal policy concerning stockholder recommendations of nominees to the Board or the Governance and Nominating Committee. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.

In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•

the knowledge, skills and experience of nominees, including experience in the food and beverage industry, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience in political affairs;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance and Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds.

Other than the foregoing guidelines there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. In its deliberations, the Governance and Nominating Committee is aware that one member of the Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules, and that a majority of the members of the Board must be comprised of “independent directors” as defined in Rule 4200 of the NASDAQ Rules. The Governance and Nominating Committee also believes it appropriate for Company’s management to participate as members of the Board.

The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Nominating Committee and Board are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee. Research may also be performed to identify qualified individuals. In fiscal 2007, the Company engaged Spencer Stuart, an executive recruiting firm, to assist in identifying potential candidates for the Board. It was Spencer Stuart that initially identified director nominees Mr. Blanford and Mr. Mardy as potential candidates for the Board.

Compensation and Organizational Development Committee. The Board’s standing Compensation and Organizational Development Committee, composed of non-employee directors, establishes, implements and monitors the strategy, policies and plans of the Company for the compensation of all executive officers of the Company. Its duties include reviewing and determining the compensation of the executive officers of the Company, including setting any Company or business unit performance goals. Directors Davis (Chairperson), Carlini, Mardy, Miller and Moran constituted this Committee in fiscal 2007. All of these directors are independent within the meaning of Rule 4200 of the NASDAQ Rules. The Committee met five times during fiscal 2007.

The Compensation and Organizational Development Committee operates pursuant to a written charter which is posted on the Company’s website. The Internet address for the Company’s website is http://www.GreenMountainCoffee.com and the Compensation and Organizational Development Committee Charter may be found as follows:

1.	From the Company’s home page, first click on “Investor Services.”

2.	Next scroll down to “Committee Charters” listed on the left side menu and click on “Organizational Development and Compensation Charter”.

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

Audit Committee. The Audit Committee currently consists of Directors Carlini, Davis (former Chairperson), Mardy (named Chairperson April 3, 2007) and Miller, each of whom satisfies the audit committee independence standard under Section 10(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 4200 of the NASDAQ Rules. The Board has determined that Mr. Davis and Mr. Mardy are both “audit committee financial experts,” as that term is defined in Item 407(d)(5) of Regulation S-K of the Exchange Act. The principal duties and responsibilities of the Audit Committee are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system;

•	Appoint, evaluate and replace any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work (the “Auditors”);

•	Review and appraise the audit efforts and independence of the Auditors;

•	Review and appraise the efforts and effectiveness of the Company’s internal auditing efforts; and

•	Provide an avenue of communication among the Auditors, financial and senior management, the internal auditing function and the Board.

The Audit Committee met nine times during fiscal 2007. All of these nine meetings included the Company’s Chief Financial Officer and Senior Internal Auditor. Eight of these nine meetings included the PricewaterhouseCoopers LLP audit partner, the audit manager, as well as other members of management. Additional information regarding the Audit Committee and the Company’s independent registered public accounting firm is disclosed under the heading Independent Registered Public Accounting Firm and Audit Committee Report.

The Audit Committee Report below shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Exchange Act, or to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report below shall not be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

This report is furnished by the Company’s Audit Committee with respect to the Company’s financial statements for fiscal 2007.

The Audit Committee operates pursuant to a written charter which is posted on the Company’s website. The Internet address for the Company’s website is http://www.GreenMountainCoffee.com and the Audit Committee Charter may be found as follows:

1.	From the Company’s home page, first click on “Investor Services.”

2.	Next scroll down to “Committee Charters” listed on the left side menu and click on “Audit Committee Charter”.

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

The Company’s management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm, PricewaterhouseCoopers, LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit. The Audit Committee oversees and monitors the Company’s management and the independent registered public accounting firm throughout the financial reporting process.

In performing its oversight role, the Audit Committee has reviewed and discussed with management of the Company the Company’s audited financial statements for fiscal 2007. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with PricewaterhouseCoopers, LLP the Company’s independent registered accounting firm for fiscal 2007, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for the Company’s fiscal 2007. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as in effect for the Company’s fiscal 2007. The Committee also has considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the auditors’ independence and has discussed with PricewaterhouseCoopers, LLP the auditors’ independence.

Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the Committee in the Charter, the Audit Committee recommended to the Board of the Company that the Company’s audited financial statements for fiscal 2007 be included in its Annual Report on Form 10-K for the fiscal year ended September 29, 2007, for filing with the Securities and Exchange Commission.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for fiscal 2008.

Submitted by the Fiscal 2007 Audit Committee

Michael J. Mardy, Chairman

William D. Davis

Barbara D. Carlini

Hinda Miller

EXECUTIVE COMPENSATION

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on these reviews and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the fiscal year ended September 29, 2007 for filing with the Securities and Exchange Commission.

Compensation and Organizational Development Committee

William D. Davis, Chair

Barbara D. Carlini

Michael J. Mardy

Hinda Miller

David E. Moran

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

Objectives

The compensation we pay to our named executive officers is intended to support and drive the Company’s overall objectives of becoming a leader in the specialty coffee industry and delivering sustainable growth and total shareholder return. By sustainable growth we mean investing in our long-term opportunities while meeting our short-term commitments. We believe that central to our success is our ability to attract, retain and motivate highly talented individuals who are passionate about creating an exceptional coffee experience and the profitable growth of our business. The goal of our compensation program is to support the hiring and retention of exceptional talent and to motivate the performance of our named executive officers by linking their compensation to the success of the Company in a transparent and easily understood manner.

Elements of Compensation

The main elements of compensation include base salary, annual cash incentives and long-term equity-based incentives. We believe that base salary should provide a secure base of compensation that is competitive in the marketplace and sufficient to attract and retain highly talented individuals. We designed the annual cash incentives and long-term equity portions of our compensation package to link our named executive officers’ compensation with both the annual and the long-term success of the Company. The annual incentives link compensation with individual targets and motivate our named executive officers to meet short-terms goals. The long-term equity incentives link compensation to the long-term growth and success of the Company.

Determining Compensation

In making compensation determinations, we consider each element of compensation in relation to the total amount of compensation paid to the named executive officer. Although we do not have a formal policy with regard to allocating compensation between elements, it is our belief that a substantial portion of compensation should be comprised of annual and long-term incentives to align our executives’ interests with the shareholders’ interests and the profitable growth of our business. In making compensation decisions, we take into account the following factors, which we refer to throughout our discussion:

•	the total compensation mix required to attract, retain and motivate our named executive officers to profitably grow our business;

•	overall Company performance and financial condition;

•	the roles and responsibilities of the position;

•	the qualifications, skills and experience level of the executive officer;

•	the executive officer’s past performance and anticipated future performance;

•	the executive officer’s anticipated future impact on our success;

•	the compensation provided for similar positions by similar companies;

•	compensation trends and competitive conditions in the market for the executive officer’s services; and,

•

the executive officer’s contributions to furthering the Company’s fundamental values of providing the customer with a superior coffee experience and fostering socially and environmentally responsible business practices.

Role of Compensation and Organizational Development Committee and CEO Transition

Our Compensation and Organizational Development Committee makes the final decision with respect to the amounts of compensation paid to our named executive officers based on the bulleted factors set forth above. The Committee also sets the mix of base salary, annual incentives and long-term equity incentives that our named executive officers receive and the financial and non-financial targets under our annual incentive plan. Compensation levels are set such that incentive compensation, both short- and long-term, represents at least 70% of the chief executive officer’s total compensation package and at least 50% for other named executives. To support our linkage between compensation and providing long-term value to shareholders, we provide more incentive opportunity to our executives through our shareholder approved long-term equity incentive plan than our short-term incentive plan. The long-term incentive opportunity is approximately 60% more than the short-term incentive opportunity.

We use tally sheets to review the compensation opportunity for the year and the mix of compensation elements for each executive. These tally sheets itemize each compensation element payable to our named executive officers and provide an estimate of amounts payable upon voluntary and involuntary termination and change of control. The tally sheets help the Committee to analyze compensation as a total package and provide an understanding of the level of payout each executive would receive in the event of termination. Since we have used tally sheets for a number of years, we did not find anything unexpected in our 2007 tally sheets. In the Committee’s review of compensation discussed throughout this report, the tally sheets were used as a general reference to ensure that our compensation programs meet our overall objectives and remain in line with our compensation philosophy.

Historically, the Compensation and Organizational Development Committee has relied primarily upon the recommendations of our founder and former chief executive officer, Robert Stiller, and our vice president of human resources and organizational development, Kathryn Brooks, in making final compensation decisions. Benchmarking studies of competitive compensation levels prepared by Mercer, a nationally recognized compensation consultant were used in developing these recommendations. Fiscal 2007 was a transition year in which Mr. Stiller focused more on finding a successor chief executive officer and participated less in compensation determinations.

In anticipation of moving from our founder serving as chief executive officer to a successor, the Compensation and Organizational Development Committee assumed a more robust role in the process of actively determining compensation. This trend comports with our board of directors belief that it is more appropriate, at this stage of our growth, to have the Compensation and Organizational Development Committee act as the driving force behind our compensation program. The Compensation and Organizational Development Committee will continue to consider recommendations of both our chief executive officer and the other members of our executive management team with respect to final compensation decisions as one factor in making compensation determinations. It is our policy that no named executive officer participates or makes recommendations regarding their own compensation.

In anticipation of the Company’s chief executive officer transition, the Compensation and Organizational Development Committee undertook a complete review of our compensation program in fiscal 2007. The purpose of this review was to evaluate and improve upon the effectiveness of our compensation program and ensure its consistency with our compensation objectives and market practices. Following this review, the Board discussed and approved an Executive Compensation Plan that the Chief Executive Officer and Vice President of Human Resources will use as a guide for compensation management. The Compensation and Organizational Development Committee reviewed the compensation packages paid to each of our named executive officers considering the Company’s compensation objectives and the bulleted compensation factors provided under the sub-heading “Determining Compensation.” The Compensation and Organizational Development Committee also utilized Mercer, to help perform a comprehensive review of our compensation practices in light of market standards. This review identified several areas that the Committee will further consider in future compensation decisions, such as developing consistent severance and change in control programs for the executives and determining whether the ongoing use of stock options as the primary equity vehicle continues to be appropriate.

For fiscal 2008, as Chief Executive Officer, Lawrence Blanford, in conjunction with Kathryn Brooks, Vice President of Human Resources and Organizational Development, prepared a recommendation for the Company’s Senior Management based on in-depth analysis of market data, comparative internal fairness and individual performance consistent with the bulleted compensation factors set forth above under the sub-heading “Determining Compensation.” These recommendations were reviewed, discussed and approved by the Compensation and Organizational Development Committee.

Compensation Consultants and Benchmarking

During fiscal 2007, we engaged Mercer to assist us in benchmarking and assessing our overall compensation package against market standards. The Compensation and Organizational Development Committee’s purpose in requesting this analysis was to ensure that its compensation practices are competitive in the marketplace and to identify areas where our compensation program could be advanced. The Mercer report used a composite of survey data, which, based on discussions with management and the Committee, represented organizations similar in nature to the Company. The survey data used focused on comparable companies in the manufacturing non-durable goods sector with revenues of $300M—$400M. For Mr. Lazaris, the President of Keurig, we also included survey data reflecting high-technology companies with revenues less than $300M. The surveys used in Mercer’s analysis were Mercer, Executive Compensation Survey, Watson Wyatt/ECS Top Management Survey and The Survey Group Compensation Survey.

The Mercer report provides benchmarking data for the base salary, annual incentives, equity and total compensation paid to each named executive officer against the 25th, 50th and 75th percentiles of the composite survey data. The compensation philosophy adopted by the Compensation and Organizational Development Committee targets total compensation at the 50th percentile (market median) as a guideline for making compensation decisions. The Compensation and Organizational Development Committee reserves the flexibility to pay the executives above or below the targeted compensation philosophy based on the executive’s experience, criticalness to the business strategy and year-over-year performance and we discuss any such decisions on an individual basis in the following sections.

To supplement the Mercer composite survey data, the Compensation and Organizational Development Committee also looked at the compensation levels at Starbucks Corporation, Peet’s Coffee & Tea and Caribou Coffee Company as a general reference point for the compensation paid to our named executive officers and found that they were paid competitively with the latter two companies.

Compensation Paid to our Named Executive Officers

Although we discuss each element of compensation under its own heading below, the Compensation and Organizational Development Committee determines compensation elements in reference to each named executive officer’s total compensation. The Compensation and Organizational Development Committee sets for the chief executive officer and approves for other executives, the appropriate level of base salary and target short- and long-term incentive opportunity. Each element has been set at a level that provides a competitive level of base salary, total cash compensation, and total direct compensation relative to our compensation philosophy and the findings from Mercer’s analysis of compensation levels.

Base Salary

We pay a base salary necessary to attract and retain highly talented individuals and to provide a competitive level of cash compensation for our named executive officers. Base salary amounts are recommended by our chief executive officer, other than for himself, in conjunction with our vice president of human resources and organizational development based on the compensation determination factors listed above under the heading “Determining Compensation”. The Compensation and Organizational Development Committee reviews and/or modifies the recommendations based on its review of the same factors and approves any final recommendations.

The base salaries paid to Mr. Blanford and Mr. Lazaris are pursuant to employment agreements negotiated at time of hire. We discuss these arrangements separately below. We have historically paid a base salary to our named executive officers at the 50th percentile of the composite survey data as presented in Mercer’s analysis. In fiscal 2007, we provided increases to base salary to the following named executive officers in the amounts of: Ms. Brooks, $10,000; Mr. Lazaris, $14,000; Mr. McCreary, $6,000; Ms. Rathke, $40,000; Mr. Stiller, $20,000; and Mr. Travis, $10,000. These increases were intended to bring the base salaries of these executive officers in line with competitive market practices and consistent with our compensation philosophy of paying at approximately the market medium level of compensation. Individual increases to base salary are not guaranteed for our named executive officers and are provided only at the discretion of our Compensation and Organizational Development Committee after a review of an individual’s performance in their role for the current fiscal year. In 2007, the primary factors that were used in determining these base pay increases were: roles and responsibilities of the executive, the qualifications, skills and experience level of the executive, the compensation paid for similar positions by similar companies, the compensation trends and competitive conditions in the market for the executive officer’s service, and the criticalness of the executive to the future success of our business. We do not have a formula for rating each of these considerations but look at them as a whole when we make compensation decisions with respect to base pay and potential increases.

Our chief financial officer, secretary and treasurer, Ms. Rathke, receives a base salary and a total compensation package that is at approximately the 75th percentile of the survey composite as reported in the Mercer report. The Compensation and Organizational Development Committee considers Ms. Rathke’s overall compensation level appropriate, considering that the scope of her duties are broader than chief financial officers at comparable companies. Ms. Rathke received a larger than average salary increase based on her performance and expanded role in the organization.

Mr. Lazaris receives his base salary in accordance with an employment agreement negotiated in connection with the Company’s acquisition of Keurig, Incorporated in 2006. Mr. Lazaris has served as the president of Keurig, Incorporated since 1997 and the Compensation and Organizational Development Committee, in consultation with the full board of directors, determined Mr. Lazaris’s employment with the Company to be desirable to assist with the continued operation of Keurig and the integration of Keurig into the Company’s business post-acquisition. The employment agreement is a result of arm’s length negotiations between the Company and Mr. Lazaris at the time of the acquisition and reflects the compensation the board determined was necessary to induce Mr. Lazaris to accept a position with the Company, as well as an understanding of his then current compensation package. Consistent with the Company’s philosophy of linking a substantial amount of compensation to long-term equity incentives, at the time of Mr. Lazaris’s hire he was given an inducement grant of 150,000 shares as discussed below under the subheading “long term incentives” rather than providing additional amounts of base salary. The Compensation and Organizational Development Committee believes this is reflected in the fact that Mr. Lazaris’s base salary is currently only slightly above the market medium for the Company’s peer group according to Mercer’s report. Mr. Lazaris’s base salary and overall total compensation are consistent with the Company’s compensation philosophy.

Mr. Blanford receives base salary and total compensation under an employment agreement he entered into in September 2007 with the Company. In the third quarter of fiscal 2007, the Company hired Mr. Blanford as its new chief executive officer. Fiscal 2007 was a transition year for the Company in which Mr. Stiller, our founder and former chief executive officer, in consultation with the full board of directors, implemented his succession plan and recruited a new chief executive officer. The board of directors and Mr. Stiller determined that it was necessary to the Company’s continued growth and success to hire a successor chief executive officer with experience as a senior executive and a proven track record of leading companies that have delivered high growth. The board of directors, together with Mr. Stiller, determined that Mr. Blanford was the right individual to lead the Company to the next level in the specialty coffee industry. The Compensation and Organizational Development Committee, in consultation with the full board of directors, participated in an arm’s length negotiation of an employment agreement with Mr. Blanford with the foregoing considerations in mind. The Company specifically negotiated a five-year term to Mr. Blanford’s employment agreement, which is above the market norm of three years according to an informal market survey, because the board of directors felt it necessary for the Company to have a chief executive officer with a long-term commitment to the growth of the business.

Mr. Blanford’s compensation was determined based on the Compensation and Organizational Development Committee’s assessment of the skill needed in a new chief executive officer to meet the Company’s strategic plan. Part of the decision surrounding the appropriate level of compensation was an understanding of his then current compensation level, the competitive market at larger organizations, and the need to attract the critical talent needed to manage a rapidly growing organization. Mr. Blanford’s compensation was reduced from his prior levels but is above the compensation paid to the former chief executive officer of the Company. The Compensation and Organizational Development Committee felt the compensation package offered was reasonable. The Compensation and Organizational Development Committee initially approved a base salary of $525,000 per annum for Mr. Blanford, increasing to $575,000 per annum beginning October 1, 2007 at the time of Mr. Blanford’s initial hire. As a result of further arm’s length negotiations, the Compensation Committee increased Mr. Blanford’s initial base salary to $540,000 per annum, increasing to $590,000 per annum beginning October 1, 2007. The Compensation and Organizational Development Committee during these negotiations compared the base salary and total compensation package offered to the peer group in Mercer’s compensation report and found that Mr. Blanford’s total compensation was within the 75th percentile for companies with sales of less than $500 million and therefore consistent with market practice and our compensation philosophy.

Mr. Blanford’s base salary was negotiated in the context of his overall compensation package. Rather than paying a higher base salary to Mr. Blanford, the Company made a substantial new hire inducement grant of 210,000 shares as disclosed under the subheading “Long-Term Incentives” which is consistent with the our compensation philosophy of linking a substantial portion of compensation to the Company’s long-term growth and success. In addition, the Company announced its intention to pay a portion of Mr. Blanford’s compensation through a long-term incentive plan which the Compensation and Organizational Development Committee and the Company intends to implement in fiscal 2008, subject to share availability, as discussed further under the subheading “Long Term Incentives.” This is also in keeping with our philosophy of linking as much compensation as possible to the growth of our business and the successes of our Company.

Mr. Stiller’s base salary was determined by the Compensation and Organizational Development Committee based on its conclusion that Mr. Stiller should be compensated at the full level of chief executive officer in fiscal 2007 followed by a mutually agreed upon transition plan for fiscal 2008. The Committee recognized Mr. Stiller’s accomplishments of locating an individual with the requisite talent and experience to serve as a successor chief executive officer and executing a successful transition. In making this decision, the Committee also recognized Mr. Stiller’s unique importance to the Company as its founder and Mr. Stiller’s anticipated continued role with the Company. As chairman of the Board, he will serve as an advisor to the new chief executive officer, will focus on board excellence and governance, and will continue to represent the Company to many interested constituencies.

Annual Incentives

We designed our annual incentives to reward our named executive officers for individual performance and the achievement of specific financial and operational results. We set our annual goals and targets under our annual incentive plans to reward for short-term performance and contribute to the overall increase in shareholder value. In fiscal 2007, each of our named executive officers received annual incentives under our Senior Executive Officer Short-Term Incentive Plan, except for Mr. Travis who is discussed separately. We based the amount of annual incentive compensation paid to each named executive officer in fiscal 2007 under this plan on pre-established target percentages of base salary which are paid out at amounts depending upon the achievement of individual and corporate financial goals as determined by our Compensation and Organizational Development Committee. The chief executive officer provided recommendations on the level of individual goal achievement for all named executive officers other than himself, based on a review of the bulleted factors under the subheading “Determining Compensation. “ These recommendations were reviewed, discussed and approved by the Compensation and Organizational Development Committee. In fiscal 2007, the primary factors that were used in determining the actual annual incentive payment were overall Company financial performance and the executives’ performance with respect to their individual goals. We discuss below the target percentages of base salary for each of our named executive officers in fiscal 2007, the manner in which financial performance and individual performance is measured, and the relative weights assigned to the financial targets and individual goals used in determining annual bonus payments in fiscal 2007.

In fiscal 2007, the target percentage of base salary for each of our named executive officers was as follows: Mr. Blanford 100%, Mr. Stiller 60%, Ms. Rathke 45%, Mr. McCreary 45%, Mr. Travis 40%, Ms. Brooks 40% and Mr. Lazaris 60%. Mr. Blanford’s target percentage was part of the arm’s-length negotiation of his employment agreement. The Compensation and Organizational Development Committee considered Mr. Blandford’s current total cash compensation package and data provided by Mercer on chief executive officers’ total cash compensation levels, and determined that paying Mr. Blanford a lower base salary coupled with higher incentive opportunity (both short- and long-term incentive) was appropriate.

Financial performance is determined after the end of the fiscal year based upon actual business results versus pre-established business objectives. Generally the Compensation and Organizational Development Committee sets the annual financial performance percentages, which determine payouts, at the beginning of the performance period within a range of possible financial performance levels. The final financial performance is reflected as a percentage amount on a sliding scale where performance equals yields. For example, achieving total target financial performance would yield a 100% payout of the annual bonus portion attributable to financial performance, while achieving 75% performance would yield a 75% payout of the annual bonus portion attributable to financial performance. Our incentive plans include a variety of measures of business performance from which the Compensation and Organizational Development Committee may choose in establishing performance targets. The Compensation and Organizational Development Committee typically selects two or three measures at the beginning of the performance period that will focus the participants, including the named executive officers, on those behaviors and short-term decisions that will drive sustainable growth. When deciding what financial measures to use at the start of a plan year, and the target level of achievement of those measures, the Compensation and Organizational Development Committee carefully considers the state of the Company’s business and what measures are most likely to focus the participants, including the named executive officers, on making decisions that deliver short-term results aligned with our long-term goals. In fiscal 2007 financial performance for the Company was measured as a combination of achievement of consolidated net sales growth and consolidated operating profit growth over the prior fiscal year. The consolidated net sales growth targets ranged from 34% to 64% increases over fiscal 2006. Actual fiscal 2007 consolidated net sales of $341.2 million represented 51.6% growth. Consolidated operating income growth targets ranged from 57.2% to 85.9% increases over fiscal 2006. Actual consolidated operating income, excluding significant items such as significant unplanned or non-recurring type activities, was $29.8 million, a growth of 64.8% as compared to prior year’s income of $18.1 million. These results achieved were reflected in an 80% payout of the financial component of our annual incentive bonus.

Individual performance is determined after the end of the fiscal year based on actual performance of the individual participants in the annual incentive plan, including the named executive officers, versus their pre-established individual objectives. These objectives are set for each named executive officer after individual discussion with the chief executive officer and applied to the individual performance factor of the annual incentive. In fiscal 2007, the Company paid at a range of 70% to 100% for individual performance.

The annual performance goals for the named executive officers other than the former chief executive officer were 75% based upon the Company achieving the mix of consolidated net sales growth and consolidated operating profit growth targets discussed above (the “financial target”) and 25% based on individual goals. For Mr. Stiller, the Compensation and Organizational Development Committee used broader discretion and set Mr. Stiller’s annual incentive bonus payout solely on the financial target without utilizing an individual component. The Committee determined this was appropriate given the unique nature of Mr. Stiller’s position as founder involved in recruiting a new chief executive officer.

Mr. Travis does not participate in the Senior Executive Officer Short-Term Incentive Plan and receives his annual incentive bonus pursuant to the Senior Management Short-Term Incentive Plan. Participants under the Senior Management Short-Term Incentive Plan are eligible for bonuses at a pre-established target percentage of base salary based on a combination of the Company reaching operating profit targets and sales targets determined by the Compensation and Organizational Development Committee. In fiscal 2007, the targets under the Senior Management Short-Term Incentive Plan were not met and no amounts were paid out under this plan. The Compensation and Organizational Development Committee, however, awarded discretionary bonuses to certain participants after considering the individual contributions in fiscal 2007. Mr. Travis, our Vice President of Sales, received a discretionary bonus in the amount of $41,000 in recognition of his contributions in increasing sales growth levels in fiscal 2007. This discretionary bonus was well below the target bonus Mr. Travis would have received under the Senior Management Short Term Incentive Plan.

The actual total annual incentive payouts as a percentage of base salary as compared to the pre-established target bonus levels for each of our named executive officers determined utilizing the financial target and individual performance achievement components described above are reflected in the chart below:

	Annual Incentives
Named Executive Officer	Target	Actual
Lawrence Blanford	100%	81%
Kathryn Brooks	40%	29%
Nicholas Lazaris	60%	51%
R. Scott McCreary	45%	31%
Frances Rathke	45%	33%
Robert Stiller	60%	44%
James Travis	40%	19%

Long-Term Incentives

We provide long-term equity compensation opportunities to our named executive officers as part of their compensation to provide a link between compensation and increased shareholder value. Our long-term equity compensation provides a valuable retention component to our compensation program as the executive typically forfeits any unearned portion of the long-term equity component when they depart from the Company. In fiscal 2007 and preceding years, all of our long-term equity awards were made in the form of option grants under our shareholder approved equity plans with the exception of two inducement grants, one made to Mr. Blanford in 2007 and one made to Mr. Lazaris in 2006. The Compensation and Organizational Development Committee and vice president of human resources and organizational development discussed the use of alternative forms of equity for grant in 2007, specifically restricted stock units, and decided to continue with the use of stock options in lieu of other forms of equity. The rationale behind the continued use of stock options was the belief that stock options had the most direct link between rewarding executives for increasing total return to shareholders.

The Compensation and Organizational Development Committee approved all long-term incentive awards to named executive officers. The amount of each option grant to our named executive officers under the plan is determined based on the benchmarking analysis of the competitive equity value provided in the Mercer report and the desire by the Compensation and Organizational Development Committee to have a greater portion of incentive compensation provided through the long-term incentive program. From the Mercer analysis, we developed target percentages of base salary to be delivered as a long-term incentive award. The target percentage was determined to provide value approximately at the median level of long-term compensation opportunity but we have adjusted the percentages based on comparative internal fairness considerations. For the named executive officers, other than Mr. Stiller who is discussed separately below, grants of stock options were at the targeted levels. The chief executive officer, Mr. Blanford, provided recommendations on the level of equity grants for all named executive officers other than himself, based on a review of the bulleted factors under the subheading “Determining Compensation.” These recommendations were then reviewed, discussed and approved by the Compensation and Organizational Development Committee. In 2007, the primary factors that were used in determining the actual long-term incentive awards were the overall Company performance and financial condition and the executive’s anticipated future performance and impact on the success of our business. We do not have a formula for rating each of these considerations but look at them as a whole when we make compensation decisions with respect to annual incentive payments.

In the second quarter of fiscal 2007, we granted Mr. Stiller an option to purchase 75,000 shares which will vest in four equal annual installments beginning on the first anniversary of the grant date. This grant is reduced from the grant he received in fiscal year 2006 and was made at the same time that equity awards were granted to the external directors. The timing of the grant was consistent with previous grants and was made on a discretionary basis by the Compensation and Organizational Development Committee. In making this grant, the Committee recognized Mr. Stiller’s substantial contributions to the process of locating a new chief executive officer and his leadership which resulted in the Company being the first ever to be ranked number one on the Business Ethics magazine’s list of “100 Best Corporate Citizens” for two consecutive years in a row.

In connection with Mr. Blanford’s hire as our new president and chief executive officer and the arm’s length negotiation of his employment agreement, we granted Mr. Blanford on May 4, 2007 an option to purchase 210,000 shares. The stock options will vest in 20% installments on each of the first five anniversaries of the date of the grant, provided that Mr. Blanford remains employed with the Company on each vesting date. The five-year vesting schedule corresponds with Mr. Blanford’s five-year employment contract. The Compensation and Organizational Development Committee determined the level of the grant based on Mr. Blanford’s current total compensation package and data provided by Mercer on Chief Executive Officers’ total compensation and equity ownership levels, and determined that paying Mr. Blanford a lower base salary coupled with higher incentive opportunity (both short- and long-term incentive) was appropriate.

The Board has adopted a policy that equity awards under this program will be granted on the date of the annual shareholders meeting and the exercise price will be the market price at close of business on that date.

Grants to named officers were delayed in fiscal 2007 pending the results and analysis of the Mercer Compensation project to ensure that appropriate amounts were allocated under the plan.

During fiscal 2007 and in prior years the Compensation and Organizational Development Committee considered implementing a long-term incentive plan as a way to increase overall compensation in a way that is consistent with the Company’s compensation philosophy by linking additional compensation to long-term success of the Company. The Compensation and Organizational Development Committee has further considered that a long-term incentive plan is consistent with market practice, according to data supplied by Mercer. The Compensation and Organizational Development Committee has also considered that a long-term incentive plan could utilize a more balanced mix of awards including restricted stock, the use of which has, according to Mercer, increased over the past three years in the market generally.

In the third quarter of fiscal 2007, in connection with the foregoing considerations and arm’s length negotiation of Mr. Blanford’s employment agreement, the Compensation and Organizational Development Committee determined that instituting a long-term incentive plan was necessary to attract and retain Mr. Blanford and keep the Company’s compensation package consistent with market practices. The Compensation and Organizational Development Committee intends to implement a long-term incentive plan in fiscal 2008, subject to the availability of shares. Under Mr. Blanford’s employment agreement, the Company has agreed that he that he will be eligible for a bonus in the gross amount equivalent to approximately one hundred fifty percent (150%) of his base salary in 2008 under the long-term incentive plan. As with the Mr. Blanford’s base salary and annual incentive target, this amount reflects the arm’s length negotiation of Mr. Blanford’s employment agreement.

Other Compensation

Potential Payments upon a Termination or a Change of Control

Mr. Blanford, Mr. Lazaris, and Ms. Rathke each have employment agreements that provide severance benefits, including in connection with a change of control, and non-competition and non-solicitation undertakings. Below, we summarize the provisions of these agreements relating to termination and change of control. At the time of hire of each of these individuals, the Compensation and Organizational Development Committee determined that a severance package was necessary to induce the executive officer to join the Company. Moreover, the Compensation and Organizational Development Committee believes that severance agreements serve the important function of defining the relative obligations of the Company and our named executives, including obtaining protection against competition and solicitation. Severance and change of control protections also assist in retaining high quality executives and in keeping them focused on their responsibilities during any period in which a change of control may be contemplated or pending. As part of the comprehensive review of compensation practices and policies undertaken by Mercer on behalf of the Compensation and Organizational Development Committee, and the findings that some executives have severance in the event of a change in control and some do not, the Compensation and Organizational Development Committee, in consultation with the full board of directors, is considering implementing at a future date a severance program for executives terminated as a result of a change of control. Currently our equity incentive plans provide for 100% vesting of all unvested awards upon a change of control.

Employee Stock Purchase Plan

The Company maintains an Employee Stock Purchase plan that is currently available to all employees with one year or more of service who are at least twenty-one years of age. During fiscal 2007, we opened the plan up for the first time to participation by Keurig employees. As the Employee Stock Purchase Plan was offered to our named executive officers, but not all employees for a portion of fiscal 2007, we disclose payments under the Employee Stock Purchase Plan in our summary compensation table. Due to the small amounts involved, the Compensation and Organizational Development Committee did not consider these amounts material in setting total compensation for our named executive officers.

Retirement Plan

We offer all employees two retirement programs, a 401(k) plan and Employee Stock Ownership Plan (ESOP). Both plans are qualified plans under IRS regulations and benefits provided under these programs for executives are the same as for all other employees. The ESOP has a limited number of shares available and has a modest (less than $2,000) annual contribution to the named executive officers. Due to the small amounts involved, the Compensation and Organizational Development Committee did not consider these amounts material in setting total compensation for our named executive officers.

Deferred Compensation Plan

Currently we offer a deferred compensation plan but no named executive officers elected to defer any compensation into the program for fiscal 2007.

Perquisites

The Company offers no perquisites to its named executive officers that are not generally available to all employees, with the exception of the reimbursement of relocation expenses paid to Mr. Blanford pursuant to his employment agreement. Mr. Blanford’s employment agreement entitles him to reimbursement for reasonable relocation expenses and taxes payable on his relocation expense payment. In fiscal 2007, the Company reimbursed Mr. Blanford $64,429 in relocation expenses and $46,656 as a tax gross-up for the relocation expense.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The limitation applies only to compensation that is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. The Compensation and Organizational Development Committee believes that in establishing the cash and equity incentive compensation programs for the Company’s executive officers, the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. Accordingly, the Compensation and Organizational Development Committee may provide one or more executive officers with the opportunity to earn incentive compensation, whether through cash bonus programs tied to the Company’s financial performance or share-based awards in the form of restricted stock, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Compensation and Organizational Development Committee believes it is important to maintain incentive compensation at the requisite level to attract and retain the executive officers essential to the Company’s financial success, even if all or part of that compensation may not be deductible because of the Section 162(m) limitation.

In fiscal year 2008, we intend to adjust the design of our short-term incentive plan design to comply with 162(m) now that our chief executive officer has the potential to earn annual compensation in excess of $1 million. We expect to otherwise maintain the design of the short-term incentive plan.

Stock Ownership/Holding Requirements

The Compensation and Organizational Development Committee has discussed ownership and holding requirements for the named executive officers. Since all executives currently have a substantial number of stock options that they own or are holding but that remain unexercised, the Compensation and Organizational Development Committee felt that it was unnecessary to impose an ownership or holding requirement at this time. The Compensation and Organizational Development Committee will continue to revisit this policy on an annual basis. The Company has adopted an ownership policy for directors which requires stock holdings valued at a minimum of three times the annual retainer paid to directors for their service, which is currently $24,000. Directors have four years to obtain this minimum holding level. The Compensation and Organization Development Committee believe this policy further aligns the interests of the Board with the interests of the Company’s stockholders.

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation for the Company’s Chief Executive Officer, former Chief Executive Officer, Chief Financial Officer, three other most highly-paid executive officers as of September 29, 2007 and one individual who would have been among our top three compensated executive officers but for the fact that he was no longer an executive officer at the end of the fiscal year. We refer to these individuals collectively as our “named executives”.

Name and Principal Position	Fiscal year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)		Option awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Lawrence J. Blanford,	2007	216,058	—	176,641		239,727	114,720	747,146
President and Chief Executive Officer(4)

Kathryn S. Brooks,	2007	212,499	—	61,556		59,323	13,917	347,295
Vice President

Nicholas Lazaris,	2007	316,000	—	282,105	(5)	850,734	6,750	1,455,589
President of Keurig, Incorporated

R. Scott McCreary,	2007	258,981	—	79,050		177,744	15,519	531,294
Chief Operating Officer

Frances G. Rathke,	2007	256,154	—	92,400		174,943	115,399	638,896
Chief Financial Officer

Robert P. Stiller,	2007	455,577	—	198,000		477,106	8,679	1,139,362
Chairman of the Board, Founder and former President and Chief Executive Officer(6)

James Travis,	2007	222,691	41,000	—		116,904	14,460	395,055
Vice President of Sales(7)

(1)	Unless otherwise noted, reflects the total amounts earned under the Senior Executive Short Term Incentive Plan for fiscal 2007. These amounts were paid to participants in December 2007 following the Compensation and Organization Development Committee’s certification of performance under the plan.

(2)	This column represents the dollar amount recognized for financial statement reporting purposes for fiscal 2007 in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The underlying valuation assumptions for option awards are further disclosed in notes 2 and 13 to our audited financial statements filed with our Annual Report on Form 10-K for fiscal 2007, as well as in prior Annual Reports on Form 10-K.

(3)	The table following these footnotes below provides the details for the “All Other Compensation” column.

(4)	Mr. Blanford joined the Company as president and chief executive officer on May 3, 2007.

(5)	The amount shown for Mr. Lazaris represents a payment of $120,105 under the Company Executive Short Term Incentive Plan for fiscal 2007 and an additional $162,000 which Mr. Lazaris received as a separate payment in March 2007 for his performance related to the calendar 2006 incentive plan that was in place at Keurig prior to Keurig’s acquisition by the Company. The Company agreed to make this separate payment to Mr. Lazaris under the Keurig calendar 2006 incentive plan in his employment agreement.

(6)	On May 3, 2007, Mr. Stiller, our founder, resigned from his position as president and chief executive officer.

(7)	Effective September 27, 2007, after re-evaluating the functions of our executive officer positions, the Board determined that Mr. Travis was no longer an executive officer of the Company under applicable SEC rules.

The following table provides details for the “All Other Compensation” column in the table above.

Name and Principal Position	401(k) match ($)	ESPP($) (1)	ESOP ($)(2)	Health Club Memberships ($)	Perquisites ($)		Other ($)		Total ($)
Lawrence J. Blanford	3,635	—	—	—	111,085	(3)	—		114,720
Kathryn S. Brooks	6,024	6,478	915	500	—		—		13,917
Nicholas Lazaris	6,750	—	—	—	—		—		6,750
R. Scott McCreary	7,637	6,467	915	500	—		—		15,519
Frances G. Rathke	7,260	6,476	915	498	—		100,250	(4)	115,399
Robert P. Stiller	7,264	—	915	500	—		—		8,679
James Travis	6,569	6,476	915	500	—		—		14,460

(1)	This column shows the amount recognized under SFAS 123R for the shares purchased through the Company’s Employee Stock Purchase Plan (ESPP), as calculated using the Black-Scholes model. For information on the valuation assumptions, please refer to note 13 of the Company’s financial statements in the Form 10-K for the year ended September 29, 2007.

(2)	Reflects the value of shares allocated under our Employee Stock Ownership Plan based on the fair market value of such shares on December 31, 2006, the allocation date.

(3)	Reflects reimbursements for relocation expenses (including a tax gross-up of $46,656).

(4)	On October 31, 2003, Ms. Rathke received an option to purchase 75,000 shares, which the Company had historically accounted for as a discounted option. Subsequent to the grant of this option, the Internal Revenue Service adopted Section 409A of the Internal Revenue Code of 1986, as amended, which negatively impacted the treatment of discounted stock options. On the basis of interim guidance provided by the IRS, the Company and Ms. Rathke agreed in fiscal 2007 to amend the option to avoid the adverse tax consequences of Section 409A by increasing the exercise price of the option to the fair market value on the date of its grant. To compensate Ms. Rathke for such increase, the Company paid her a cash bonus in the amount of $100,250 (the total increase to the exercise price in effect for his amended options) in October 2007. For additional details, please see footnote 5 to the table below under, “Grants of Plan-Based Awards.”

GRANTS OF PLAN-BASED AWARDS IN 2007

The following table provides information on potential payouts under our non-equity incentive plan and equity grants to our named executives in fiscal 2007.

Name of Executive	Grant date	Estimated future payouts under non-equity incentive plan awards ($)			All other option awards: Number of Securities Underlying Options (#) (1)		Exercise or Base Price of Options Awards ($ per share)	Full Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold	Target	Maximum
Lawrence J. Blanford	5/4/2007	—	216,058	300,757	210,000	(3)	23.57	2,349,027
Kathryn S. Brooks	3/15/2007	—	84,000	116,813	—		—	—
	6/14/2007		—	—	11,400		23.91	127,400
Nicholas Lazaris	3/15/2007	—	141,300	194,288	—		—	—
	6/14/2007		—	—	24,000		23.91	216,866
R. Scott McCreary	3/15/2007	—	102,000	141,844	—		—	—
	6/14/2007		—	—	18,300		23.91	204,511
Frances G. Rathke(4)	3/15/2007	—	126,000	175,000	—		—	—
	6/14/2007		—	—	21,000		23.91	234,685
Robert P. Stiller	3/15/2007	—	240,000	332,500	75,000		19.05	653,600
James Travis	3/15/2007	—	88,000	122,375	—		—	—
	6/14/2007		—	—	11,700		23.91	130,748

(1)	Unless otherwise noted, all option grants in fiscal 2007 were made under the Company’s Amended and Restated 2006 Incentive Plan and vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the grant date.

(2)	This column shows the full grant date value of stock options, as calculated using the Black-Scholes model. For information on the valuation assumptions, please refer to notes 2 and 13 of the Company’s financial statements in the form 10-K for the year ended September 29, 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(3)	Mr. Blanford’s option was granted as a new employee hiring inducement grant and not under the Company’s Amended and Restated 2006 Incentive Plan. Mr. Blanford’s grant vests in five equal annual installments, beginning on the first year anniversary of the grant date.

(4)	On December 7, 2006, in exchange for a deferred cash payment of $102,250, Ms. Rathke agreed to amend the exercise price of a stock option granted to her on October 31, 2003 for the purchase of 75,000 shares from $5.77 to $7.11.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table provides information on the holdings of stock option awards by the named executives as of September 29, 2007. Each grant is shown separately for each named executive.

Name of executive	Grant date	Number of securities underlying unexercised options—Exercisable	Number of securities underlying unexercised options—Unexercisable (1)	Option exercise price	Option expiration date
Lawrence J. Blanford	05/04/2007	—	210,000	$23.57	05/04/2017
Kathryn S. Brooks	4/23/2001	60,000	—	$6.82	04/23/2011
	10/01/2001	15,000	—	$7.99	10/1/2011
	03/04/2002	7,500	—	$6.33	03/04/2012
	10/01/2002	240	60	$4.30	10/01/2012
	12/14/2004	6,000	6,000	$7.86	12/14/2014
	5/3/2006	5,925	17,775	$13.26	05/03/2016
	6/14/2007	—	11,400	$23.91	06/14/2017
Nicholas Lazaris	(2)(3)6/15/2006	5,649	—	$2.91	2/26/2013
	(2)(4)6/15/2006	—	42,048	$2.91	10/30/2013
	(2)(5)6/15/2006	4,518	4,518	$3.34	6/10/2014
	(2)(6)6/15/2006	7,650	15,300	$4.36	4/7/2015
	(2)(7)6/15/2006	9,528	28,590	$9.88	2/2/2016
	6/15/2006	37,500	112,500	$12.34	6/15/2016
	6/14/2007	—	24,000	$23.91	6/14/2017
R. Scott McCreary	09/25/2004	112,500	37,500	$6.59	09/25/2014
	04/01/2006	60	240	$13.24	04/01/2016
	05/03/2006	7,500	22,500	$13.26	05/03/2016
	06/14/2007	—	18,300	$23.91	06/14/2017
Frances G. Rathke	10/31/2003	71,874	3,126	$7.12	10/31/2013
	12/14/2004	6,000	6,000	$7.86	12/14/2014
	04/01/2005	120	180	$8.00	04/01/2015
	05/03/2006	14,025	42,075	$13.26	05/03/2016
	06/14/2007	—	21,000	$23.91	06/14/2017
Robert P. Stiller	3/25/2004	14,676	14,676	$7.50	03/25/2009
	3/25/2004	97,824	22,824	$6.82	03/25/2009
	9/23/2004	112,500	37,500	$6.65	09/23/2009
	3/16/2006	26,250	78,750	$13.35	03/16/2016
	3/15/2007	—	75,000	$19.05	03/15/2017
James Travis	8/15/2005	22,500	22,500	12.73	8/15/2015
	5/3/2006	6,375	19,125	13.26	5/3/2016
	6/14/2007	—	11,700	23.91	6/14/2017

(1)	All options vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the grant date, except for Mr. Blanford’s grant, which vests in five equal annual installments, beginning on the first year anniversary of the grant, and Mr. Lazaris’ options discussed in footnote 2 below.

(2)	These options were granted by the Company in exchange for Keurig options held by Mr. Lazaris that were unvested at the time the Company acquired Keurig. The options vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the original grant date, which predates the acquisition and is specified for each option in the following footnotes.

(3)	These options were originally granted on 2/26/2003.

(4)	These options were originally granted on 10/30/2003.

(5)	These options were originally granted on 6/10/2004.

(6)	These options were originally granted on 4/7/2005.

(7)	These options were originally granted on 2/2/2006.

OPTION E XERCISES IN FISCAL 2007

The following table provides information for the named executives on stock option exercises during fiscal 2007, including the number of shares acquired upon exercise and the value realized.

Name of the executive	Number of shares acquired upon exercise	Value realized on exercise ($)
Robert P. Stiller(1)	31,626	265,153
Nicholas Lazaris(2)	42,048	600,025

(1)	Mr. Stiller exercised 31,626 options on November 20, 2006 with an exercise price of $6.96 and a fair market value of $15.34.

(2)	Mr. Lazaris exercised 42,048 options on December 5, 2006 with an exercise price of $2.91 and a fair market value of $17.18.

NON-MANAG EMENT DIRECTORS’ COMPENSATION IN FISCAL 2007

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards (2)(3) ($)	Total ($)
Barbara Carlini	—	18,000	36,487	54,487
William D. Davis	11,000	14,000	36,487	61,487
Jules A. del Vecchio	16,000	—	36,487	52,487
Michael J. Mardy	3,000	—	7,440	10,440
Hinda Miller	—	20,000	36,487	56,487
Dave E. Moran	16,000	—	36,487	52,487

(1)	Represents value of director fees paid as phantom stock units under the 2002 Deferred Compensation Plan.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year for the fair value of options granted to directors in fiscal 2007 and prior fiscal years, in accordance with FAS123R. The fair value was estimated using the Black-Scholes model. For information on the valuation assumptions, please refer to note 2 and 13 of the Company’s financial statements in the Form 10-K for the year ended September 29, 2007 as well as Form 10-Ks related to prior years.

(3)	In fiscal 2007, the Company granted ten-year non-statutory options to purchase 9,000 shares each to Messrs. Davis, del Vecchio, and Moran, and to Ms. Miller and Ms. Carlini. All of these options are exercisable at $19.05 per share and vest over four years. Mr. Mardy was granted options to purchase 9,000 shares on 6/14/2007, the date he was elected to the board. These options have an exercise price of $23.91 per share, and vest and become exercisable ratably in four equal annual installments beginning on the first anniversary of the grant date.

Directors who are also employees of the Company do not receive compensation for serving as directors. Directors who are not employees of the Company are paid a retainer and are reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. The annual retainer in fiscal 2007 was $8,000. In fiscal 2007, each non-employee director earned $2,000 per meeting attended and $1,000 per committee meeting which is held on days other than board meeting dates in addition to the annual retainer. In addition, for fiscal 2007 the person holding the chairmanship of the audit committee in the first half of the year, Mr. Davis, received an annual retainer of $5,000. Annual retainers and meeting fees are unchanged in fiscal 2008. The Audit Committee chairperson received an annual retainer of $5,000 for fiscal 2008.

Ms. Carlini, Mr. Davis, and Ms. Miller have elected to participate in the Company’s 2002 Deferred Compensation Plan. Mr. Davis is deferring receipt of his annual retainer and chairperson fee for calendar 2006 and 2007 (up to a maximum of $20,000 for 2007 fees). Ms. Carlini has elected to defer receipt of 100 percent of her board meetings and committee meeting fees for calendar 2006 and 2007. Ms. Miller has elected to defer receipt of 100 percent of her board meetings and committee meeting fees for calendar 2006 and 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We have employment agreements with Mr. Blanford, Mr. Lazaris and Ms. Rathke that provide for payments in connection with such officer’s termination or a change of control. For Ms. Brooks, Mr. McCreary and Mr. Travis we have offer letters that provide for payments upon termination. The following narrative and accompanying tables set forth triggering events for these payments and the estimated aggregate payment obligations to each of our named executive officers assuming the triggering events occurred on September 28, 2007, the last day of the fiscal year.

In calculating the payments in the tables below, we have used the following assumptions:

•	We assumed the event triggering the payment obligation occurred on September 28, 2007, the last business day of the fiscal year.

•

We valued stock options using the closing price of our common stock on September 28, 2007, the last business day of the fiscal year, which was $33.19 per share and we have assumed that all options were immediately vested and were cashed out in connection with a change in control pursuant to the terms of our equity incentive plans, assuming the approval of the Board where required.

•	We used the same assumptions for valuing health care benefits that we use for our financial reporting under generally accepted accounting principles.

•

We included estimated tax gross-up payments for change-of-control excise taxes in the case of a termination and a change of control, where applicable. For purposes of calculating the estimated tax gross-up payments, we assumed that all outstanding stock options are cashed out at their spread value ($33.19 per share minus the option exercise price).

Mr. Blanford

Mr. Blanford’s employment agreement uses the following definitions:

“Cause” is defined as (i) Mr. Blanford’s substantial and ongoing failure to perform (other than by reason of disability), or gross negligence in the performance of, his duties and responsibilities to the Company or any of its affiliates; (ii) material breach by Mr. Blanford of any provision of his employment agreement or any other agreement with the Company or any of its affiliates, provided that the Mr. Blanford has been given a reasonable opportunity to cure any such material breach after notice from the Company, and such material breach has not been cured by Mr. Blanford; (iii) fraud, embezzlement or other dishonesty with respect to the Company or any of its affiliates; (iv) other conduct by Mr. Blanford that is substantially harmful to the business, interests or reputation of the Company or any of its affiliates; or (v) commission of a felony involving moral turpitude.

“Good Reason” is defined as (i) removal of Mr. Blanford, without his consent, from the position of President and Chief Executive Officer of the Company; (ii) failure of the Board to nominate Mr. Blanford as a director of the Company during his term of employment; (iii) material diminution in the nature or scope of Mr. Blanford’s responsibilities, duties or authority; (iv) any relocation of the Company’s headquarters outside of Vermont without Mr. Blanford’s consent; (v) material failure of the Company to provide the Executive the Base Salary, bonuses, and employee benefits in accordance with the terms of Section 4 hereof; or (vi) any other material breach of Mr. Blanford’s employment agreement by the Company.

The events that constitute a change of control under Mr. Blanford’s employment agreement are those that constitute a “change of control” under the regulations to Internal Revenue Code Section 409A. In general, subject to certain qualifications and additional rules set forth in the regulations to Code Section 409A, the following will constitute a “change of control” under his employment agreement:

•

any one person, or more than one person acting as a group acquires ownership of our common stock that, when added to common stock already owned by that person or group, results in that person or group holding more than 50% of the total fair market value or total voting power of our common stock;

•

any one person, or more than one person acting as a group acquires (or has acquired during the prior 12-month period) ownership of our common stock that results in that person or group holding 30% or more of the total voting power of our common stock;

•

a majority of our board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of our board members before the date of the appointment or election; or,

•

any one person, or more than one person acting as a group acquires (or has acquired during the prior 12-month period) from us assets with a total gross fair market value equal to or more than 50% of our assets’ total gross fair market value immediately before such acquisition or acquisitions.

Under Mr. Blanford’s employment agreement, he is entitled to a gross-up payment from the Company for any “golden parachute” excise tax on account of payments and benefits associated with a change in control under his employment agreement to the extent the payments and benefits subject to the excise tax exceeded by at least 10% the maximum amount he could receive without being subject to the excise tax. If the aggregate amount of these payments and benefits that would otherwise be subject to the excise tax is below this threshold, the employment agreement provides that the payments and benefits will be cut back to the safe harbor amount. Mr. Blanford’s employment agreement also contains a standard perpetual confidentiality provision as well as customary non-competition and non-solicitation covenants for the term of the his employment and for 18 months after any termination thereof.

The specific payments Mr. Blanford is entitled to under the various termination scenarios provided for in his employment agreement are set forth below:

If Mr. Blanford’s employment is terminated by the Company other than for cause or by Mr. Blanford for good reason, he would be entitled to severance benefits equal to (i) a continuation of 18 months of base salary (12 months, if termination occurs after the first 12 months of Mr. Blanford’s employment) at the rate in effect upon termination, (ii) a pro-rated portion of his annual incentive bonus in an amount to be determined following the year in which the incentive bonus would have been earned but for the termination, in accordance with the terms set forth in the Senior Executive Officer Short Term Incentive Plan and (iii) the premium cost of Mr. Blanford’s continued participation, if any, in the Company’s group medical and dental plans under COBRA for a period of 18 months (12 months, if termination occurs after the first 12 months of Mr. Blanford’s employment) following the date of termination, provided that Mr. Blanford is entitled to continue such participation under applicable law and plan terms. If Mr. Blanford is terminated by the Company other than for cause or by Mr. Blanford for good reason within 9 months prior to and in connection with an anticipated change in control of the Company, Mr. Blanford, if the change in control actually occurs within nine months following such termination, would be entitled to the foregoing benefits plus a lump-sum payment, within 30 days following the change in control, equal to 24 months of base salary less the base salary already paid or to be paid, a continuation of any medical and dental premium payments for 24 months rather than the 18 (or 12) month period that would otherwise apply, provided that Mr. Blanford is entitled to continue participation in the underlying benefit programs under applicable law and plan terms, and an acceleration of outstanding equity awards.

If Mr. Blanford is terminated by the Company other than for cause or Mr. Blanford terminates for good reason within 12 months following a change in control of the Company, Mr. Blanford would be entitled to a lump-sum payment equal to 24 months of base salary, plus payment for a period of up to 24 months by the Company of the premium cost of Mr. Blanford’s participation, if any, in the Company’s group medical and dental plans under COBRA, provided that Mr. Blanford is entitled to continued participation in those programs under applicable law and plan terms, plus an acceleration of outstanding equity awards. Equity awards that are accelerated on account of a change in control would remain exercisable for 24 months from the date of termination.

If Mr. Blanford were to terminate his employment with the Company other than for good reason and within 6 months following a change in control, he or his estate would be entitled to receive, 6 months after termination or upon death if earlier, a lump sum payment equal to 12 months of base salary, and, if Mr. Blanford had elected to continue to participate in the Company’s group medical and dental plans under COBRA, the Company would continue monthly premium payments for 12 months following termination, provided that Mr. Blanford was entitled to such continued participation in those programs under applicable law and plan terms.

In the event of Mr. Blanford’s death during the term hereof, the Company shall pay the monthly premium costs to continue medical and dental insurance for Mr. Blanford’s immediate family pursuant to the federal law commonly known as COBRA, for a period of thirty-six (36) months; and, if death occurs following termination of employment and a timely COBRA election has been made, the Company shall pay such monthly premium costs for a total of thirty-six (36) months, measured from the date of termination and the Company shall also assist Mr. Blanford’s beneficiaries and/or estate to obtain the life insurance death benefit which shall be no less than the Blanford’s base salary provided in his employment agreement.

	Cash Severance Payments	Acceleration of Stock Options	Health and Welfare	Total Termination Payments
Lawrence J. Blanford
• Termination by the Company without cause or by Mr. Blanford for good reason (“Involuntary termination”)	$986,641	—	$13,583	$1,000,224
• Change of Control	—	$2,020,200	—	$2,020,200
• Involuntary termination within nine months prior to a change of control	$1,256,641	$2,020,200	$27,166	$3,157,607	(1)
• Involuntary termination within 12 months following a change of control	$1,080,000	$2,020,200	$27,166	$3,127,366
• Termination by Mr. Blanford within 6 months following a change of control	$540,000	$2,020,200	$13,583	$2,573,783
• Death	—	—	$40,749	$40,749

(1)

Pursuant to Mr. Blanford’s employment agreement, he is, under certain conditions, entitled to a gross-up payment from the Company to make him whole for any “golden parachute” excise tax imposed on Mr. Blanford pursuant to section 280G and related provisions of the Internal Revenue Code on account of payments and benefits owed to Mr. Blanford in connection with a change in control under his employment agreement that exceed certain limits. Mr. Blanford’s employment agreement provides that he will be entitled to receive such gross-up payment only to the extent the aggregate amount of payments and benefits subject to the “golden parachute” excise tax exceeds the maximum amount of such payments and benefits he could receive without being subject to the excise tax (the “Safe Harbor Amount”) by at least 10%. If the aggregate amount of these payments and benefits that would otherwise be subject to the excise tax is below this 10%

threshold, Mr. Blanford’s employment agreement provides that the payments and benefits owed to Mr. Blanford in connection with the change in control under the agreement will be cut back to the Safe Harbor Amount. Because, in this scenario, the aggregate amount of payments and benefits that would have been subject to the excise tax was less than the 10% threshold, Mr. Blanford’s termination payment was reduced by $146,400 to the Safe Harbor Amount.

Ms. Rathke

Ms. Rathke’s employment agreement uses the following definitions:

“Cause” is defined as: (i) failure to perform and discharge, faithfully, diligently, and to the best of her abilities, the duties and responsibilities set forth in her employment agreement, (ii) conduct that violates a material policy or procedure applicable to or adopted by the Company, (iii) dishonest or unethical conduct which is injurious to the Company, monetarily or otherwise, (iv) willful misconduct or gross negligence that is injurious to the Company, monetarily or otherwise, (v) conviction of a misdemeanor involving moral turpitude or of a felony under the laws of the United States or any state or political subdivision thereof, (vi) continued unauthorized absence from work, or (vii) material breach of any of the provisions of the employment agreement, if such breach is not cured within thirty (30) days after written notice thereof is delivered to Ms. Rathke by the Chief Executive Officer.

“Good Reason” is defined as (i) failure of the Company to continue Ms. Rathke in the position she had prior to the date of change of control, (ii) diminution in the nature or scope of the Ms. Rathke’s responsibilities, duties or authority existing prior to the date of the change of control, or (iii) failure of the company to provide the base salary, bonus, and benefits and perquisites in accordance with the terms of Ms. Rathke’s employment agreement, as in effect immediately prior to the change of control.

“Change of Control” means, (i) A sale, transfer or other conveyance by the company of all or substantially all of its assets whereby any person is or becomes beneficial owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities (except if such beneficial owner is Mr. Robert P. Stiller or his affiliates, directly or indirectly), (ii) a merger or consolidation by or with the Company in which the Company is not the surviving corporation following such merger or consolidation other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) 60% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation affected to implement a recapitalization of the Company (or similar transaction) in which Mr. Robert P. Stiller or his affiliates, directly or indirectly, continues to beneficially own at least 10% or more of the combined voting power of the Company’s then outstanding securities, (iii) The implementation of any plan or proposal for the liquidation or dissolution or other winding up of the Company, or (iv) Mr. Robert P. Stiller or his affiliates, directly or indirectly, fails to continue to beneficially own securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities.

In the event the Company terminates Ms. Rathke’s employment for any reason other than cause, the Company is obligated to pay Ms. Rathke (i) severance equal to one-year’s salary and annual bonus, (ii) continued participation in the Company’s group medical and dental insurance plans under COBRA for a period up to twelve months from the date of termination (iii) up to $10,000 dollars in outplacement services and (iv) acceleration of outstanding equity awards that would have vested within six months of Ms. Rathke’s termination.

In case of a change in control, if Ms. Rathke terminates her employment for good reason, she is entitled (i) to severance compensation equal to one and a half times her annual salary and bonus, (ii) continued

participation in the Company’s group medical and dental insurance plans under COBRA for a period up to twelve (12) months from the date of termination (iii) up to $10,000 dollars in outplacement services and (iv) acceleration of outstanding equity awards.

	Cash Severance Payments	Acceleration of Stock Options	Health and Welfare	Outplacement Services	Total Termination Payments
Fran Rathke
• Termination by the Company without cause	$372,400	$1,271,444	$13,213	$10,000	$1,667,057
• Change of control	—	$1,271,444	—	—	$1,271,444
• Change of control followed by termination by Ms. Rathke for good reason	$558,600	$1,271,444	$13,213	$10,000	$1,853,257

Mr. Lazaris

If Mr. Lazaris is terminated before June 15, 2008, as a result of a Termination Event (as defined below), he would be entitled to receive (i) a lump-sum payment equal to 18 months of base salary, (ii) a bonus payment equal to 1.5 times his average (twelve month) annual bonus paid for the previous three full calendar years (or smaller number of full calendar periods if employed for a shorter period), and (iii) an amount equal to the positive difference (if any) between (1) the total cash bonus amount recommended by the compensation committee and approved by the Company’s Board of Directors for payment and (2) the amount of the cash bonus previously received by Mr. Lazaris; and (iv) participation in the Company’s health and other welfare benefit plans until the earlier of nine months following the Terminating Event or the date the Mr. Lazaris is eligible to become covered under another comparable group health plan.

“Termination Event” is defined as (i) termination by the Company of the employment of Mr. Lazaris for any reason other than death, disability, or Cause (as hereinafter defined); or (ii) resignation of Mr. Lazaris from the employ of the Company within 90 days subsequent to the Executive becoming aware (or the date Mr. Lazaris reasonably should have become aware) of the occurrence, without Mr. Lazaris’s express written consent, of any of the following events: (a) a significant reduction in the nature or scope of Mr. Lazaris’s responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised, (b) a decrease greater than ten percent 10% in the annual salary payable by the Company to Mr. Lazaris from the annual salary payable to Mr. Lazaris as of the date of Change in Control, or a decrease greater than ten percent 10% in the Executive’s target cash bonus or level of participation in other incentive programs of the Company from the target cash bonus and level of participation in other incentive programs of the Company as of the date of the Company’s acquisition of Keurig; provided, however, no such decrease in salary, target bonus or level of participation shall entitle Mr. Lazaris to resign from the employ of the Company and have such resignation be deemed a Terminating Event if the salary, target bonus or level of participation, as applicable, of all senior executives of the Company are similarly decreased based on a good faith determination by the Board of Directors of the Company that such decreases are reasonably necessary to address ongoing material cash flow issues that threaten the sustainability of the Company’s operations; or (c) the relocation of Mr. Lazaris’s primary work location by more than 50 miles from its location.

“Cause” for purposes of a termination occurring prior to June 15, 2008 is defined as a willful act of dishonesty by Mr. Lazaris with respect to any matter involving the Company or any subsidiary or affiliate, engagement by Mr. Lazaris in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, the conviction of Mr. Lazaris for any felony or any crime involving dishonesty, the violation by Mr. Lazaris of any obligation of Mr. Lazaris under his confidentiality obligations to the Company, the unauthorized direct or indirect solicitation by Mr. Lazaris of one or more individual entities or groups for purposes of interesting such groups in a change of control of the Company , the gross or willful failure by

Mr. Lazaris to substantially perform his duties with the employer, or the willful failure by the executive to carry out a legal direction of the Board of Directors of the Company.

In the event Mr. Lazaris is terminated after June 15, 2008, by the Company without cause (as defined below) or Mr. Lazaris terminates his employment for good reason (as defined below) he would be entitled to receive (i) severance equal to a continuation of 12 months of base salary at the rate in effect upon termination, (ii) a prorated portion of the annual bonus he would have been entitled to in the year of termination, paid at the time bonuses are paid to other executives of the Company generally (iii) continued participation in the Company’s group medical and dental insurance plans under COBRA for a period up to twelve months from the date of termination and (iv) up to $10,000 dollars in outplacement services.

“Cause” for purposes of a termination occurring after June 15, 2008 is defined as Mr. Lazaris’s failure to perform in all material respects (other than by reason of disability), or gross negligence in the performance of, his duties and responsibilities to the Company or any of its affiliates which remains uncured, continues or recurs after twenty (20) days’ notice from the Company specifying in reasonable detail the nature of the failure or negligence; (ii) Mr. Lazaris’s fraud, embezzlement, theft or other dishonesty related to the Company; (iii) material breach by Mr. Lazaris of any provision of his employment agreement or of any other agreement with the Company; provided, however, that, if such breach is curable, such breach remains uncured, continues or recurs after twenty (20) days’ notice from the Company specifying in reasonable detail the nature of the breach; (iv) Mr. Lazaris’s indictment or conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude or resulting in incarceration post-conviction or plea.

“Good Reason” is defined as the (i) removal of Mr. Lazaris from the position of President of Keurig, Incorporated (or a successor corporation); (ii) material diminution in the nature or scope of Mr. Lazaris’s responsibilities, duties or authority; provided, however, that any diminution of the business of the Company or any of its affiliates or any sale or transfer of equity, property or other assets of the Company or any of its affiliates shall not constitute Good Reason; (iii) material failure of the Company to provide the base salary, annual bonus and benefits in accordance Mr. Lazaris’s employment agreement; or (iv) relocation of the Mr. Lazaris’s primary office more than thirty-five (35) miles from its then-current location.

	Cash Severance Payments	Acceleration of Stock Options	Health and Welfare	Total Termination Payments
Nicholas Lazaris
• Termination by the Company or Mr. Lazaris upon a “Termination Event” (as defined in narrative above)(1)	$714,907	$5,083,953	$11,806	$5,810,666
• Change of control	—	$5,083,953	—	$5,083,953

(1)	Pursuant to Mr. Lazaris’s employment agreement, the Company is entitled to reduce the amount of the severance payments and benefits payable to him in connection with a change of control to the maximum amount for which the Company would not be limited in its deduction under section 280G of the Code, which denies a corporate deduction for payments and benefits owed to certain executive officers, shareholders and highly compensated individuals in connection with a change in control when those payments and benefits exceed certain limits. We assume for purposes of Mr. Lazaris’s calculations that the Company’s ability to deduct any payments or benefits to which he is entitled on account of a Termination Event that occurs within a certain time period following a change of control, will not be limited under section 280G of the Code.

Ms. Brooks, Mr. McCreary, Mr. Travis and Mr. Stiller

Pursuant to employment offer letters, in the event that Ms. Brooks, Mr. McCreary or Mr. Travis’s employment is terminated by the Company for any reason other than willful misconduct or fraud, including a change of control, the Company is required to pay severance to such officer equal to one year’s salary payable over twelve-months. In addition, Mr. McCreary’s offer letter provides that in the event of an involuntary termination (except for willful misconduct) by the Company or upon a change of control any unvested portion of the 150,000 share option grant received at the time of his hire will immediately vest.

Mr. Stiller does not have any agreement which provides him with specific individual termination or change of control payments.

	Cash Severance Payments	Acceleration of Stock Options	Total Termination Payments
Kathryn S. Brooks
• Termination by the Company for any reason other than willful misconduct or fraud	$212,499	—	212,499
• Termination by the Company for any reason other than willful misconduct or fraud upon a change of control	$212,499	$613,761	$826,260
• Change of Control	—	$613,761	$613,761
R. Scott McCreary
• Termination by the Company for any reason other than willful misconduct or fraud	$258,981	$997,500	$1,256,481
• Termination by the Company for any reason other than willful misconduct or fraud upon a change of control	$258,981	$1,620,537	$1,879,518
• Change of Control	—	$1,620,537	$1,620,537
James Travis
• Termination by the Company for any reason other than willful misconduct or fraud	$222,691	—	$222,691
• Termination by the Company for any reason other than willful misconduct or fraud upon a change of control	$222,691	$950,087	$1,172,778
• Change of Control	—	$950,087	$950,087
Robert P. Stiller
• Change of Control	—	$4,597,045	$4,597,045

CODE OF ETHICS

The Company has adopted the Green Mountain Coffee Roasters Code of Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has also adopted the Green Mountain Coffee Roasters Finance Code of Professional Conduct which applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and all other employees engaged in the finance organization at the Company. Collectively and individually each of these codes constitutes a “code of ethics” within the meaning of Item 406 of Regulation S-K promulgated under the Exchange Act. The current version of each of these codes is posted on the Company’s website. The Company intends to make all required disclosures concerning amendments to, or waivers from, this code on the governance page of the Company’s website, www.greenmountaincoffee.com.

The Internet address for our website is http://www.GreenMountainCoffee.com and the code of ethics may be found as follows:

1. From the Company’s home page, first click on “Investor Services.”

2. Next scroll down to “Code of Ethics” listed on the left side menu and click on desired selection.

The Company’s website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

ITEM 2: PROPOSAL TO AMEND THE COMPANY’S 2006 INCENTIVE PLAN

Our stockholders are being asked to approve an amendment to our 2006 Equity Incentive Plan (the “2006 Plan”) that will increase the maximum number of shares of our common stock authorized for issuance under the plan by an additional 700,000 shares from 900,000 to 1,600,000 shares.

The amendment also makes the following modifications to the plan that the Board believes are consistent with the interests of stockholders and sound corporate governance practices:

•

Provides for a limit on the aggregate number of shares of our common stock issuable as unrestricted stock and restricted stock, restricted stock units or performance awards (with certain accelerated vesting terms) under the plan to 80,000 shares; and

•

Requires that any amendment to the plan be conditioned upon stockholder approval if such amendment would materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the plan, or materially modify the requirements as to eligibility for participation in the plan.

In addition, subject to the approval of the proposed amendment, the Board has approved a reduction in the number of shares available for grant under the Company’s 2002 Deferred Compensation Plan by 200,000 shares in order to help minimize the dilution to our stockholders that will result from future option grants under the 2006 Plan.

As of January 18, 2008 there were 6,250 shares available for grant under the 2006 Plan and 104,154 shares available under the Company’s 1999 and 2000 Incentive Plans. If the proposed amendment is approved, there will be an estimated 706,250 shares available for grant under the 2006 Plan.

The following tables sets forth information regarding the number of securities available for grant under the Company’s existing compensation plans as of January 18, 2008, awards granted in the past five fiscal years, the run rate for each of the last five fiscal years and the average run rate over the last five fiscal years.

	Number of securities remaining available for future issuance at 1/18/08	Number of securities issued in fiscal years:
		2007	2006	2005	2004	2003
Stock Option Plans	110,404	654,000	1,266,891	272,400	614,700	301,650
Employee Stock Purchase Plan	631,032	85,095	88,095	113,424	104,031	124,089
Deferred Compensation Plan	287,275	3,295	3,351	2,160	1,122	1,866
Total-all Plans	1,028,711	742,390	1,358,337	387,984	719,853	427,605

Run Rate	2007	2006	2005	2004	2003	5-year Average
Stock Option awards granted(1)	654,000	1,266,891	272,400	614,700	301,650	621,928
Common shares outstanding at fiscal year-end	23,539,454	22,886,853	22,442,181	21,308,121	20,996,811	22,234,684
Run rate(2)	2.8%	5.5%	1.2%	2.9%	1.4%	2.8%
Pro Forma Run Rate(3)	1.9%	2.1%	1.2%	1.5%	1.4%	1.6%

(1)	Stock option awards include (i) a 210,000 share inducement grant award to our chief executive officer in fiscal 2007, (ii) 639,441 shares underlying unvested Keurig, Incorporated options that were assumed as part of the acquisition of Keurig and a 150,000 share inducement grant award to the president of Keurig in fiscal 2006; and an option grant of 300,000 shares made to our chief executive officer and founder in fiscal 2004, who had not been awarded a stock option grant within the prior 24 months.

(2)	Run rate includes the sum of all stock option grants (including any stock options assumed as part of the Keurig, Incorporated acquisition on June 15, 2006) in a fiscal year divided by the common shares outstanding at the end of that fiscal year.

(3)	The pro forma run rate presented excludes the stock option awards listed in footnote (1) above.

As of January 18, 2008, there was a total of 3,279,271 shares underlying options outstanding under all of the Company’s compensation plans. Of these shares 1,666,690 have vested and the remaining 1,612,581 will vest pursuant to the terms of the plans, which generally provide for vesting in four equal installments beginning on the anniversary of the grant date.

As of January 18, 2008, the equity overhang, or the percentage of outstanding shares (plus shares that could be issued pursuant to plans) represented by all stock incentives granted and those available for future grant under all plans, was 15.4%. The equity overhang from all stock incentives granted and available would be 16.8% assuming approval of the requested amendment and including the reduction in shares available for grant under the 2002 Deferred Compensation Plan by 200,000 shares. At January 18, 2008 there were 620,978 shares underlying outstanding options granted under the Company’s Incentive plans that are over six years old from the date of grant. Excluding these 620,978 shares, the equity overhang from all stock incentives granted and available would instead be 15.0%, again assuming approval of the requested amendment and including the reduction in shares available for grant under the 2002 Deferred Compensation Plan by 200,000 shares. Equity overhang was calculated in each instance above as all shares issuable upon exercise of outstanding options plus shares available for future grant divided by (a) basic common shares outstanding plus (b) shares in the numerator.

In the disclosures above, we provide information regarding the number of shares outstanding and available for issuance under the Company’s compensation plans as of January 18, 2008. For information regarding the number of shares outstanding and available for issuance under our compensation plans as of September 29, 2007, our fiscal year end, please see the table on page 39 of this proxy statement.

Reasons For The Amendment

The Board and the Compensation and Organizational Development Committee believe there is an insufficient number of shares remaining for awards under the 2006 Plan to accomplish the compensation objectives of the Company. As further discussed under the heading “Compensation Discussion and Analysis” included elsewhere in this proxy statement, our compensation program relies significantly on equity incentives to attract, retain and motivate key employees and other personnel essential to our long-term growth and future success. The Board and the Compensation and Organization Development Committee believe that equity incentives are necessary to remain competitive in the marketplace for key employees and provide an important link between compensation and increases in shareholder value. The proposed share increase will assure that a sufficient reserve of common stock remains available under the 2006 Plan to allow us to continue to provide equity incentives to our key employees in a manner consistent with our compensation program and objectives. If the proposed amendment to the 2006 Plan is not approved, the Company may consider utilizing SARs or cash bonuses to remain competitive in the market for key employees and maintain its compensation objectives.

The Board and the Compensation and Organization Development Committee also believe that the other modifications to the plan discussed in the bullet points above are consistent with the interests of our stockholders and reflect best practices in corporate governance.

On January 25, 2008, the Board approved the amendment of the 2006 Plan that is the subject of this proposal, subject to the approval of the Company’s stockholders. The affirmative vote of a majority of our outstanding voting shares present or represented and entitled to vote at the 2008 Annual Meeting is required for approval of the amendment to the 2006 Plan. Should such stockholder approval not be obtained, then the proposed 700,000 share increase to the share reserve under the 2006 Plan will not be implemented. If the proposed amendment is not approved, the Board will still, however, consider making the other modifications to the 2006 Plan set forth in this proposal, as these modifications do not require shareholder approval.

The following is a brief description of the material features of the 2006 Plan, as amended by this proposal. This description is qualified in its entirety by reference to the full text of the 2006 Plan, as amended, a copy of which is attached to this proxy statement as Appendix C.

Summary of the 2006 Plan, as proposed to be amended (the “Plan”)

Overview

The Plan will be administered by the Compensation and Organizational Development Committee (the “Committee”) of the Board of Directors (the “Board”). The term “administrator” is used in this proxy statement to refer to the person (the Committee and its delegates) charged with administering the Plan. Under the Plan, the administrator may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards (in cash or stock), cash awards and stock units, including restricted stock units, or combinations thereof, and may waive terms and conditions of any award. A total of 1,600,000 shares of stock may be issued under the Plan, although certain other limitations also apply: the number of shares issuable under awards other than stock options are limited to a total of 180,000 shares over the life of the Plan, and the number of shares issuable under awards of unrestricted stock, restricted stock, restricted stock units or performance awards may not exceed 80,000 (although the latter limit does not apply, in general, in the case of performance awards with a performance period of a year or more or in the case of other restricted stock or restricted stock unit awards that provide for full vesting only after three or more years). Pursuant to the terms of the proposed Senior Executive Officer Short Term Incentive Plan (the “STIP”) described in “Item 3” below any shares of Stock delivered under the STIP reduce the number of shares available for issuance under the Plan, and no shares of Stock may be delivered under the STIP in excess of the number of shares available under Plan. These limits are, in each case, subject to adjustment for any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure. Key employees of the Company, including executive officers, directors and other persons providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan. Consistent with Section 162(m) of the Internal Revenue Code (the “Code”), the Plan provides that the maximum number of shares as to which options may be granted to any participant during any fiscal year will be 300,000, the maximum number of shares as to which stock appreciation rights may be granted to any participant during that period is 180,000,the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 180,000 and the maximum amount payable to any person in any fiscal year as cash awards will be $1,000,000.

Stock Options. The exercise price of a stock option granted under the Plan shall not be less than 100% of the fair market value of the common stock at the time of grant. Fair market value shall be determined in accordance with the requirements of Section 422 and Section 409A of the Code. Subject to the foregoing, the administrator determines the exercise price of each option granted under the Plan. No stock options may be granted under the Plan after January 19, 2016, but stock options previously granted may extend beyond that date in accordance with their terms. The exercise price may be paid in cash or by check payable to the order of the Company.

Stock Appreciation Rights (SARs). The administrator may grant stock appreciation rights under the Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant.

Unrestricted Stock, Restricted Stock and Stock Units. The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met. The Plan also provides for awards of stock units (that is, promises to deliver shares of stock in the future, subject to any conditions specified in the Plan and the award), including restricted stock units.

Performance Awards. The Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the administrator. Performance conditions may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the administrator will in writing pre-establish specific performance goals that are based upon any one or more objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the performance criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

Section 409A. Except as the administrator otherwise determines, no award requiring exercise shall have deferral features or shall be administered in a manner that would cause the award to fail to qualify for exemption from Section 409A.

Termination. In general, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant’s executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant’s death terminate. In the case of termination due to cessation of the participant’s employment or other service relationship, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); provided that if in the administrator’s judgment the reason for the award holder’s termination casts discredit on the participant sufficient to justify immediate termination of the award, then such award will immediately terminate. Other awards, if not vested, terminate upon termination of the service relationship. These terms may be varied by the administrator in the case of any award.

Certain Transactions. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Plan permits the administrator to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of common stock will receive a payment upon consummation of the transaction, the administrator may provide for a cash-out payment with respect to some or all awards outstanding. All outstanding awards not assumed by the surviving or acquiring corporation, or cashed out, shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all outstanding awards that have not been assumed or replaced will terminate. The administrator may, however, provide for restrictions to be imposed on any stock delivered in respect of any award or on amounts paid in respect of shares of restricted stock. In the case of any such merger, consolidation or other transaction, awards subject to and intended to satisfy the requirements of Section 409A of the Code shall be construed and administered consistent with such intent.

Amendment. The administrator may amend the Plan or any outstanding award at any time, provided, that except as otherwise expressly provided in the Plan the administrator may not, without the participant’s consent, alter the terms of an award so as to affect adversely the participant’s rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required by law (including the Code and applicable stock exchange requirements). Except in connection with stock split, stock dividends or the like, there will be no reduction in the exercise price of any option without the approval of the stockholders. In addition, any amendment to the Plan must be conditioned upon stockholder approval if such amendment would materially increase the benefits accruing to participants under the Plan, materially increase the aggregate number of securities that may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan.

New Plan Benefits. Future awards under the Plan are discretionary and therefore, at this time, the benefits that may be received by participants under the Plan if our stockholders approve the proposed amendment cannot be determined.

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences associated with the grant and exercise of stock options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (long-term or short-term depending on the applicable holding period) for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called “golden parachute” provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Code.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S 2006 INCENTIVE PLAN.

ITEM 3: PROPOSAL TO ADOPT THE SENIOR EXECUTIVE OFFICER SHORT TERM

INCENTIVE PLAN

On January 25, 2008, on the recommendation of the Compensation and Organizational Development Committee, the Board approved the Green Mountain Coffee Roasters, Inc. Senior Executive Officer Short Term Incentive Plan (the “STIP”) and is submitting the STIP for stockholder approval. Under the STIP, officers or other employees of the Company designated by the Compensation and Organization Development Committee may receive annual cash incentive compensation determined by pre-established performance goals. As discussed further under the heading “Compensation Discussion and Analysis” annual cash incentives are an integral part of the Company’s compensation program.

The STIP was designed to enable the annual bonus that may be earned by executive officers of the Company to be deductible in its entirety. The U.S. Internal Revenue Code generally limits to $1 million the deduction that a publicly-held company may claim in any year for compensation to the chief executive officer in office at year-end or any of the other executive officers in office at year-end whose compensation is required to be reported by reason of the amount of such compensation. However, an exception to this deduction limit applies to qualifying “performance-based” compensation, as defined. For a program such as the STIP to qualify for the performance-based compensation exception, the Company must obtain stockholder approval of the material terms of the program, including the eligibility terms, the maximum amount payable to any individual for any specified period, and the performance goals. The material terms that the stockholders approve constitute the framework within which the Compensation and Organizational Development Committee would set actual performance goals. The Company believes that, if the STIP is approved by the stockholders, compensation paid in accordance with the STIP will qualify as performance-based compensation under the Internal Revenue Code.

Consistent with the Company’s compensation philosophy, the Company expects that its incentive compensation program may result in one or more named executive officers receiving annual compensation in excess of $1 million in some years. The Board accordingly believes that approval of the STIP to ensure tax deductibility of any such amount is in the best interests of the Company and its stockholders and recommends that the stockholders approve its adoption.

The affirmative vote of a majority of the votes cast in person or by proxy by stockholders represented and entitled to vote at the meeting is required for approval of the STIP. If our stockholders do not approve the STIP, then amounts will still be awarded under the STIP consistent with the Company’s compensation philosophy; however, amounts awarded under the STIP in excess of $1 million will not be eligible for the Section 162(m) deduction.

The following is a brief description of the material features of the STIP. This description is qualified in its entirety by reference to the full text of the STIP, a copy of which is attached to this proxy statement as Appendix D.

Summary of the STIP (which is referred to for purposes of this summary as the “Plan”)

Purpose

The purpose of the Plan is to advance the Company’s interests by assisting the Company in attracting, retaining and motivating key executive officers by offering incentives directly linked to stockholder value.

Administration

The Plan is administered by a committee or subcommittee consisting of two or more members of the Company’s Board of Directors, all of whom are “outside directors” for purposes of Section 162(m) as well as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Committee”). However, the Committee has the discretion to designate another Plan administrator. The Plan administrator shall full power to interpret and administer the Plan and determine the eligibility of any person for benefits under the Plan and the amount of any such benefit, in its discretion.

Eligibility

Only such key employees of the Company as the Plan administrator may select from time to time are eligible to participate in the Plan. Currently, there are approximately nine individuals whom the Company believes would be eligible to participate in the Plan subject to any necessary approvals by the Plan administrator.

Performance Awards

The Plan provides for performance awards entitling the recipient to receive cash or common stock of the Company following the attainment of performance criteria determined by the Plan administrator. Performance awards granted to eligible employees of the Company under the Plan shall be based upon the attainment of performance criteria established by the Plan administrator for the fiscal year of the Company or such shorter performance period as may be established by the Plan administrator. Performance awards shall be based on specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an award. A performance criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any targets with respect thereto determined by the Plan administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Plan administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance criteria applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable performance criterion or criteria.

Award payments shall be limited to $2,500,000 (in cash paid or the fair market value of stock delivered) for any fiscal year of the Company, pro rated (if so determined by the Plan administrator) for any shorter period. The Committee may reduce or eliminate a participant’s bonus award in any year notwithstanding the achievement of performance criteria. If the conditions of an award specify a number of shares of common stock to be delivered assuming satisfaction of the award conditions, the Plan administrator will make appropriate adjustments to reflect any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure occurring after establishment of the award and before payment, if any.

Shares Subject to the Plan

Subject to stockholder approval and applicable securities laws requirements, amounts determined by the Plan administrator may be distributed in shares of the Company’s common stock. The number of shares of common stock to be issued to participants under the Plan during fiscal 2008 or any other year is not determinable at this time. Payment of an award may be made in cash or shares of Stock, in the Administrator’s discretion, but any shares of Stock delivered under the Plan shall reduce the number of shares available for issuance under the Company’s 2006 Incentive Plan, and no shares of Stock shall be delivered hereunder in excess of the number of shares available under the 2006 Incentive Plan.

Amendment and Discontinuance

The Plan administrator may terminate and may amend the Plan at any time and from time to time, with or without retroactive effect, including without limitation amendments that change the form or timing of Awards. No amendment for which Section 162(m) would require stockholder approval in order to preserve the exemption for Award payments as performance-based compensation shall be effective unless approved by the stockholders of the Company in a manner consistent with the requirements of Section 162(m).

New Plan Benefits

Future awards under the Plan are discretionary and therefore, at this time, the benefits that may be received by participants under the Plan if our stockholders approve the proposed amendment cannot be determined.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE SENIOR EXECUTIVE

OFFICER SHORT TERM INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 29, 2007 about the Company’s securities which may be issued under the Company’s compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,730,593	$12.41	1,069,472
Equity compensation plans not approved by security holders(2)	787,371	$11.83	—

Total	3,517,964	$12.28	1,069,472

(1)	Includes shares authorized under the 2002 Deferred Compensation Plan, Employee Stock Purchase Plan, 2006 Incentive Plan, 2000 Incentive Plan and 1999 Incentive Plan.

(2)	Includes compensation plans assumed in the Keurig acquisition and inducement grants to Lawrence Blanford and Nicholas Lazaris. See Note 13 of the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ending September 29, 2007.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of January 18, 2008 for (1) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock, (2) each of the Company’s directors and nominees, (3) each Named Executive Officer and (4) all directors and executive officers of the Company as a group:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Ownership of Common Stock Outstanding
Robert P. Stiller(1)	6,590,857	27.5%
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

Lawrence J. Blanford	3,000	0.0. %
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

Kathryn S. Brooks(2)	111,155	0.5%
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

R. Scott McCreary(3)	134,482	0.6%
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

Nicholas Lazaris(4)	116,724	0.5%
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

Frances G. Rathke(5)	108,169	0.5%
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

James E. Travis(6)	32,806	0.1%
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

Barbara D. Carlini(7)	44,670	0.2%
c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676

William D. Davis(8)	214,396	0.9%
c/o Learning Care Group 21333 Haggerty Road Suite 300 Novi, MI 48375

Jules A. del Vecchio(9)	125,499	0.5%
c/o New York Life Insurance Co. 51 Madison Avenue New York, NY 10010

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Ownership of Common Stock Outstanding
David E. Moran(10)	60,924	0.3%
16 Tamarack Place Greenwich, CT 06831

Hinda Miller(11)	78,905	0.3%
c/o Deforest Concepts 84 Deforest Heights Burlington, VT 05401

Michael Mardy	—	—
c/o Tumi, Inc. 1001 Durham Avenue South Plainfield, NJ 07080

Fidelity Management and Research(12)	2,596,868	10.9%
245 Summer Street 14th floor Boston, MA 02210-1133

Brookside Capital Partners(12)	1,592,637	6.7%
111 Huntington Avenue 35th floor Boston, MA 02199-7610

All directors and executive officers as a group (14 persons)(13)	7,682,202	31.0%

(1)	Includes an aggregate of 707,220 shares of common stock held by Trusts for the benefit of Mr. Stiller’s relatives, and excludes shares owned by relatives of Mr. Stiller, if any, as to which Mr. Stiller disclaims beneficial ownership. Also includes 173,479 shares of common stock for Mr. Stiller issuable upon exercise of outstanding stock options exercisable within 60 days and 1,626 shares of common stock which have been allocated to an account established for Mr. Stiller pursuant to the ESOP and over which he exercises sole voting power. Mr. Stiller has pledged 3,057,129 of his shares to various financial institutions as security for one or more loans.

(2)	Includes 97,725 shares of common stock for Ms. Brooks issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 1,007 shares of common stock which have been allocated to an account established for Ms. Brooks pursuant to the ESOP and over which she exercises sole voting power.

(3)	Includes 120,060 shares of common stock for Mr. McCreary issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 138 shares of common stock which have been allocated to an account established for Mr. McCreary pursuant to the ESOP and over which he exercises sole voting power.

(4)	Includes 116,424 shares of common stock for Mr. Lazaris issuable upon exercise of outstanding stock options exercisable within 60 days.

(5)	Includes 98,145 shares of common stock for Ms. Rathke issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 269 shares of common stock which have been allocated to an account established for Ms. Rathke pursuant to the ESOP and over which she exercises sole voting power.

(6)	Includes 28,875 shares of common stock for Mr. Travis issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 60 shares of common stock which have been allocated to an account established for Mr. Travis pursuant to the ESOP and over which he exercises sole voting power.

(7)	Includes 40,950 shares of common stock for Ms. Carlini issuable upon exercise of outstanding stock options exercisable within 60 days and 3,720 phantom stock units earned under the 2002 deferred compensation plan.

(8)	Includes 21,450 shares of common stock for Mr. Davis issuable upon exercise of outstanding stock options exercisable within 60 days and 6,206 phantom stock units earned under the 2002 deferred compensation plan. Also includes 7,887 shares held by Mr. Davis’ spouse.

(9)	Includes 69,450 shares of common stock for Mr. del Vecchio issuable upon exercise of outstanding stock options exercisable within 60 days.

(10)	Includes 58,950 shares of common stock for Mr. Moran issuable upon exercise of outstanding stock options exercisable within 60 days.

(11)	Includes 51,450 shares of common stock for Ms. Miller issuable upon exercise of outstanding stock options exercisable within 60 days and 2,799 phantom stock units earned under the 2002 deferred compensation plan.

(12)	Information as of September 30, 2007, based solely upon a review of a statement on Schedules 13-F filed with the Commission for the period ended September 30, 2007. The Company assumes no responsibility with respect to such information.

(13)	Includes an aggregate of 936,033 shares of common stock issuable upon exercise of stock options held by certain officers and directors of the Company that are exercisable within 60 days and 12,725 phantom stock units earned under the 2002 deferred compensation plan. Also includes 4,685 shares of common stock which have been allocated to accounts established for officers of the Company pursuant to the ESOP.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports.

Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to fiscal 2007 all reporting persons timely filed the required reports except for directors Davis, Miller and Moran who each filed one late Form 4 covering a single transaction each.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The audit committee is responsible for reviewing, approving or ratifying all material transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our shareholders, and any of their immediate family members. This obligation is set forth in our audit committee charter. In evaluating related person transactions, the committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the board and as individual directors. In any transaction involving a related party, our audit committee considers all available material facts and circumstances of the transaction, including: (i) the direct and indirect interests of the related party; (ii) if the related party is a director (or immediate family member of a director or an entity with which a director is affiliated), the impact such transaction would have on the director’s independence; (iii) the risks, costs and benefits to us; and (iv) whether any alternative transactions for comparable purposes are available. Our audit committee then makes a determination as to whether the proposed terms of the transaction are in the best interests of the Company and otherwise consistent with arm’s-length dealings with unrelated third-parties.

The Company uses travel services provided by Heritage Flight, a charter air services company acquired in September 2002 by Mr. Stiller, the Company’s former chief executive officer and current Chairman of the Board. During fiscal years 2007, 2006, and 2005, the Company was billed a total of $234,000, $115,000, and $125,000, respectively, by Heritage Flight for travel services provided to various employees of the Company. The use of Heritage Flight services are pre-approved each year by the Audit Committee, subject to annual review by the Committee.

FINANCIAL AND OTHER INFORMATION

The Company is mailing its 2007 Annual Report to its stockholders with this Proxy Statement. The 2007 Annual Report contains the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007. The Company’s Form 10-K for the year ended September 29, 2007 can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov. The documents are also available without charge by requesting them in writing from Green Mountain Coffee Roasters, Inc. at 33 Coffee Lane, Waterbury VT 05676, or by telephone at (802) 244 5621.

OTHER BUSINESS

The Board is not aware of any matters not set forth herein that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote as the Board directs.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for fiscal year 2007. The Company expects that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s auditor for the current fiscal year.

Fees (including reimbursements for out-of-pocket expenses) paid to PricewaterhouseCoopers LLP for services in fiscal 2007 and 2006 were as follows:

	2006	2007
Audit Fees	$966,000	$1,324,000
Audit-Related Fees	$151,000	$23,000
Tax Fees	—	—
All Other Fees	—	$176,000

The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. Audit-related fees consisted primarily of consultation concerning accounting and financial reporting and review of the Company’s internal controls. The Audit Committee considered the compatibility of non-audit services by PricewaterhouseCoopers LLP with the maintenance of that firm’s independence.

The Audit Committee generally approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. To the extent that items are not covered in the annual budget or fees exceed the budget, management must have them approved by the Audit Committee or, if necessary between Committee meetings, by the Audit Committee chairman on behalf of the Committee. Projects of the types approved for which fees total less than $50,000 in each case may be approved by the Chair of the Audit Committee, subject to review and approval by the Audit Committee at its next meeting.

PROPOSALS OF STOCKHOLDERS

In order to be included in the Company’s proxy materials for presentation at the 2009 Annual Meeting of Stockholders, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of the Company at 33 Coffee Lane, Waterbury, VT, 05676 by October 16, 2008 and must comply with the requirements of Rule 14a-8.

The deadline for receipt of timely notice of shareholder proposals for submission to the Company’s 2009 Annual Meeting of Stockholders without inclusion in the Company’s 2009 Proxy Statement is December 30, 2008. Unless such notice is received by the Company at its corporate headquarters, Attention Frances G. Rathke, Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

APPENDIX A

GREEN MOUNTAIN COFFEE ROASTERS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held March 13, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Lawrence J. Blanford and Frances G. Rathke, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Green Mountain Coffee Roasters, Inc. (the “Company”) in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth below as directed by the undersigned. The Annual Meeting will be held at the Company’s offices at 81 Demeritt Place, Waterbury, Vermont, on Thursday, March 13, 2008, at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

1.	Proposal 1—To Elect Three Class III Directors

Nominees: Class III Directors: Lawrence J. Blanford, David E. Moran and Michael J. Mardy.

☐ FOR all nominees	☐ WITHHELD from all nominees
☐ FOR, except vote withheld from the following nominees:

2.	Proposal 2—To amend the Company’s 2006 Incentive Plan, as described in the proxy statement, including to increase the number of shares of common stock available for issuance by 700,000 shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal 3—To adopt, for purposes of complying with Section 162(m) of the Internal Revenue Code, the Senior Executive Officer Short Term Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal 4—Transaction of any other business that may properly come before the Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR UNDER PROPOSAL 2 AND PROPOSAL 3, AND IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 1. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this card. If it is inaccurate please include your correct address below.

Dated: , 2008

(Signature)

(Signature)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

A-1

APPENDIX B

DIRECTIONS TO GREEN MOUNTAIN COFFEE ROASTERS

ADMINISTRATION & FINANCE OFFICES

81 DEMERITT PLACE

WATERBURY, VT 05676

From Boston, MA Area:

•	Take Interstate 93 North to Interstate 89 North.

•	I-89 North crosses NH into Vermont (where the exit numbers will begin again with Exit 1).

•	Take I-89 North to Vermont Exit # 10—Waterbury/Stowe.

•	Coming off the Exit ramp, take a left onto Rt. 100 South.

•	You will come to a “T” at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.).

•	Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).

•	After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.

•	Once on Demeritt Place, go over the train tracks and you’ll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Burlington, VT

•	Take I-89 South to Exit 10 (Waterbury/Stowe).

•	Come off the Exit 10 ramp and veer to the right onto Rt. 100 South.

•	You will come to an immediate “T” at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.)

•	Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).

•	After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.

•	Once on Demeritt Place, go over the train tracks and you’ll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Waitsfield/Warren, VT

•	Take Rt. 100 North towards Duxbury/Waterbury.

•	Rt. 100 comes to a “T” with Rt. 2/Rt. 100.

•	Take a left onto Rt. 2 West/Rt. 100 North.

•	Go over the river and around the curve.

•	Take a right onto Demeritt Place which is a small street on the right between a Chevrolet dealership and a Sunoco Station.

•	Once on Demeritt Place, go over the train tracks and you’ll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

For further assistance:

Call Green Mountain Coffee Roasters—Investor Services at (802) 244-5621.

B-1

APPENDIX C

GREEN MOUNTAIN COFFEE ROASTERS, INC.

2006 INCENTIVE PLAN, AS AMENDED

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to Section 7(b), a maximum of 1,600,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. Subject to Section 7(b), the maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year of the Company will be 300,000 shares. The maximum number of shares of Stock subject to SARs granted to any person in any fiscal year of the Company will be 180,000 shares. The maximum number of shares subject to other Awards granted to any person in any fiscal year of the Company will be 180,000 shares. The maximum amount payable to any person in any fiscal year under Cash Awards will be $1,000,000. The foregoing provisions of this Section 4(c) will be construed in a manner consistent with Section 162(m).

(d) Additional Limitations. Subject to Section 7(b), (i) a maximum of 180,000 shares of Stock may be delivered in satisfaction of Full Value Awards under the Plan; and (ii) a maximum of 80,000 shares of Stock may be delivered in satisfaction of Specified Awards.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after January 19, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

(C) all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in calendar year 2011 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Section 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

(3) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A.

(4) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of a SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6) Section 409A. Notwithstanding the foregoing provisions of this Section 7(a), Awards subject to and intended to satisfy the requirements of Section 409A shall be construed and administered consistent with such intent.

(b) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A and the performance-based compensation rules of Section 162(m), in each case where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. An amendment to the Plan shall be conditioned upon stockholder approval (i) if it would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of securities that may be issued under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, or (ii) if such approval would be required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall include, as determined by the Administrator, a reference to applicable regulations and Internal Revenue Service guidance with respect to such provision.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: Green Mountain Coffee Roasters, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Full Value Award”: An Award other than a Stock Option or Cash Award.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO. No ISO shall be exercisable beyond ten years from the date of grant.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances;

spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

“Section 422”: Section 422 of the Code.

“Section 409A”: Section 409A of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Specified Award”: Any of (i) an Award of Unrestricted Stock (other than Unrestricted Stock granted in lieu of cash), or (ii) an Award of Restricted Stock or Restricted Stock Units that is either (A) a Performance Award with performance-based vesting determined by reference to a performance period of less than one year (unless the Award is also subject to service-based vesting requiring, for full vesting, at least three years of service from date of grant), or (B) an Award other than a Performance Award that is scheduled to vest in full before the third anniversary of the date of grant. An Award of Restricted Stock or Restricted Stock Units that is not described in clause (A) or clause (B) of the preceding sentence at time of grant shall nevertheless be treated as a Specified Award if it would be so described after taking into account any later waiver of the vesting conditions (other than by reason of death, disability, involuntary separation from service or in connection with a Covered Transaction) applicable to the Award.

“Stock”: The Common Stock of the Company, par value $0.10 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

APPENDIX D

GREEN MOUNTAIN COFFEE ROASTERS, INC.

SENIOR EXECUTIVE OFFICER

SHORT TERM INCENTIVE COMPENSATION PLAN

1. PURPOSE

The Senior Executive Officer Short Term Incentive Plan (the “Plan”) has been established to advance the interests of Green Mountain Coffee Roasters, Inc. (including any successor, the “Company”) by providing for the grant to each Participant of an opportunity (an “Award”) to earn a performance-based payment of cash or Stock under the terms and conditions stated herein and in the applicable Award agreement or notice. The Plan shall be effective as of the beginning of the fiscal year starting in 2008, subject, however, to stockholder approval of the Plan. Awards under the Program and payments thereunder are intended to constitute “short-term deferrals” for purposes of Section 409A and, except as the Administrator may otherwise determine in connection with the establishment of an Award, to qualify for the performance-based compensation exception under Section 162(m). The Plan and Awards shall be construed accordingly.

2. DEFINED TERMS

As used in the Plan, the following terms have the meanings associated with them below:

“Administrator”: A committee or subcommittee of the board of directors of the Company consisting of two or more directors all of whom are both “outside directors” for purposes of Section 162(m) and “non-employee directors” for purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The aforesaid committee or subcommittee may delegate any of its duties and responsibilities other than those that may not be delegated consistent with the requirements of applicable corporate law and with the performance-based compensation exception under Section 162(m). The term “Administrator” shall include, to the extent of such delegation, the person or persons to whom such duties and responsibilities were properly delegated.

“Code”: The federal Internal Revenue Code of 1986, as amended.

“Employer”: The Company and its Subsidiaries, or any of them.

“Participant”: An officer or other employee of the Company who is granted an Award under the Plan.

“Performance Criteria”: Specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Performance Period”: The period over which the performance relating to an Award is measured. Except as otherwise specified by the Administrator in connection with the grant of an Award, the Performance Period applicable to Awards under the Plan shall be the fiscal year of the Company.

“Plan”: The Senior Executive Officer Short Term Incentive Plan as set forth herein, as the same may from time to time be amended and in effect.

“Section 409A”: Section 409A of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Section 162(m)”: Section 162(m) of the Code, including the Treasury Regulations thereunder and other applicable Internal Revenue Service guidance.

“Stock”: The Common Stock of the Company, par value $0.10 per share.

“Treasury Regulations”: The Department of the Treasury regulations at 26 CFR (pertaining to the Code).

3. PARTICIPATION

Participation in the Plan shall be limited to such key employees of the Employer as the Administrator may from time to time select. In determining who shall participate in the Plan, the Administrator may take into account such recommendations, if any, as it determines to be appropriate, including without limitation nominations by the Chief Executive Officer (the “CEO”) or the Human Resources Department, and may impose such minimum-service or other conditions as it determines to be appropriate.

4. ESTABLISHMENT OF AWARDS

Not later than (i) 90 days after the commencement of the Performance Period (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)), the Administrator shall select the Participants, if any, who are to receive Awards for such Performance Period and, in the case of each Award, shall establish the following: (i) the Performance Criteria applicable to the Award; (ii) the amount or amounts that will be payable (subject to reduction in accordance with Section 5.2) if the Performance Criteria are satisfied; and (iii) such other terms and conditions as the Administrator deems appropriate with respect to the Award. Once the Administrator has established the terms of an Award in accordance with the foregoing, it shall not thereafter adjust such terms except to reduce payments, if any, under the Award or to implement on a non-discretionary basis any objectively-determinable adjustments established not later than the deadline for establishing the Performance Criteria with respect to the Award.

5. PAYMENT OF AWARDS

5.1. Certification of Performance. As soon as practicable after the close of a Performance Period, the Administrator shall certify (in accordance with the certification requirements under Section 162(m)) whether and if so to what extent the Performance Criteria with respect to each Award granted with respect to such Performance Period have been satisfied, and to the extent the results so certified support payment under the Award shall make payment not later than the fifteenth (15th) day of the third month following the close of the Company’s taxable year in which the Performance Period ends or the calendar year in which the Performance Period ends, whichever is later. A Participant who is granted an Award shall be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. If the Administrator requires, in connection with the grant of the

Award, that the Participant must continue to perform substantial services for the Employer until the payment date, the deadline for payment may extend beyond the deadline specified in the first sentence of this Section 5.1, but only to the extent consistent with treating the Award and payments thereunder as a “short-term deferral” under Section 409A.

5.2. Determination of Awards. The Administrator shall determine the actual payment, if any, under each Award. Unless it shall have expressly relinquished the discretion described in this Section 5.2, the Administrator may, in its sole and absolute discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable under an Award for a Performance Period, reduce (including to zero) the actual payment, if any, to be made under such Award. The Administrator may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant.

5.3. Payment Limits; Form of Payment. Award payments shall be paid in cash or shares of Stock, as the Administrator determines. No Participant may be paid more than $2,500,000 (in cash paid or the fair market value of Stock delivered) under the Plan for any fiscal year of the Company or portion thereof. In the case of an Award where payment is deferred pursuant to Section 14, the foregoing limit shall be applied by assuming that payment of the Award was made at the time it would have been paid absent the deferral. Payment of an Award may be made in cash or shares of Stock, in the Administrator’s discretion, but any shares of Stock delivered under the Plan shall reduce the number of shares available for issuance under the Company’s 2006 Incentive Plan, and no shares of Stock shall be delivered hereunder in excess of the number of shares available under the 2006 Incentive Plan.

5.4. Proration. Without limiting the generality of its discretion with respect to the determination of conditions relating to an Award, the Administrator may provide for proration in the case of an Award made to a Participant who first becomes eligible to participate in the Plan during the course of a Performance Period, or who ceases to be eligible to participate in the Plan during the course of a Performance Period.

5.5. Adjustments with Respect to Stock. If the conditions of an Award specify a number of shares of Stock to be delivered assuming satisfaction of the Award conditions, the Administrator will make appropriate adjustments to reflect any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure occurring after establishment of the Award and before payment, if any. References in the Award to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 5.5.

6. BENEFICIARY DESIGNATION

Each Participant shall designate in writing, on a form acceptable to the Administrator and subject to such conditions as the Administrator shall prescribe (including, in the Administrator’s discretion, spousal consent in the case of married Participants), a beneficiary or beneficiaries to receive any amounts remaining to be paid (subject to any reduction as described in Section 5.2) hereunder at the Participant’s death; but if no such beneficiary designation is in effect at the time of the Participant’s death, or if the Participant’s beneficiary(ies) do(es) not survive the Participant, the Administrator shall cause any such remaining benefits to be paid to the executor or administrator of the Participant’s estate, subject to any negative adjustment, as described in Section 5.2.

7. TAX WITHHOLDING

All payments under the Plan shall be subject to reduction for applicable tax and other legally or contractually required withholdings.

8. NO ASSIGNMENT

The rights of Participants and beneficiaries under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of such Participants and beneficiaries.

9. PLAN TO BE UNFUNDED, ETC.

The Program is intended to constitute an unfunded incentive compensation arrangement. Nothing contained in the Program, and no action taken pursuant to the Program, shall create or be construed to create a trust of any kind. A Participant’s right to receive an Award shall be no greater than the right of an unsecured general creditor of the Company. All Awards shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Awards. There shall not vest in any Participant or Beneficiary any right, title, or interest in and to any specific assets of the Company.

10. NO CONTRACT OF EMPLOYMENT, ETC.

By participating in the Plan, each Participant expressly acknowledges and agrees that (i) nothing in the Plan or in its operation, including deferrals hereunder, limits the right of the Company or any other Employer to terminate the employment of the Participant at any time, with or without cause; that (ii) neither the Participant, nor his or her beneficiaries, will claim lost compensation or tax benefits associated with discontinuance of participation in the Plan as damages or as a measure of damages in connection with any termination of employment; and that (iii) the grant of any Award does not entitle the Participant to participation in any future or other Awards.

11. AMENDMENT AND TERMINATION

The Administrator may terminate the Plan at any time and may amend the Plan at any time and from time to time, with or without retroactive effect, including without limitation amendments that change the form or timing of Awards. No amendment for which Section 162(m) would require shareholder approval in order to preserve the exemption for Award payments as performance-based compensation shall be effective unless approved by the shareholders of the Company in a manner consistent with the requirements of Section 162(m).

12. ADMINISTRATION OF THE PLAN

The Administrator shall have full power to interpret and administer the Plan and determine the eligibility of any person for benefits hereunder and the amount of any such benefit, in its discretion.

13. SECTION 409A OF THE CODE

Neither the Company, nor any Subsidiary, nor the Administrator, nor any person acting on behalf of the Company, any Subsidiary, or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 409A.

14. DEFERRAL

The Administrator may, but need not, permit a Participant to defer payment of an Award beyond the date that the Award would otherwise be payable. Any such deferral shall be governed by the 2002 Company’s Deferred Compensation Plan, as amended, and shall comply with the applicable requirements of Section 409A. Any amount deferred shall be adjusted for notional interest or other notional earnings on a basis, determined by the Administrator, that preserves the eligibility of the Award payment as exempt performance-based compensation under Section 162(m).

15. MISCELLANEOUS

15.1 Waiver of Jury Trial. By electing to participate in the Plan, each Participant (i) waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury, and (ii) certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

15.2 Other Awards. Nothing in the Plan shall be construed as limiting the right of the Employer to grant incentive awards outside the Plan in addition to or in lieu of an Award granted hereunder; provided, that the Employer shall exercise such discretion consistent with the preservation of the performance-based compensation exception under Section 162(m) with respect to previously granted Awards hereunder that are intended to qualify for such exception.